Filed Pursuant to Rule 424(b)(5)

Registration No. 333-201882

PROSPECTUS SUPPLEMENT

(To Prospectus dated February 13, 2015)

$25,000,000

Series X Convertible Preferred Stock

Common Stock

We are offering 5,003 shares of our Series X Convertible Preferred Stock (“Series X Preferred Stock”) and 1,200,000 shares of our common stock (and the common stock issuable from time to time upon conversion of the Series X Preferred Stock) pursuant to this prospectus supplement and the accompanying prospectus. The Series X Preferred Stock and the common stock will be issued separately. The shares of Series X Preferred Stock and common stock are being sold directly to Biotechnology Value Fund, L.P. (“BVF”) which is an existing stockholder of the Company, and certain entities affiliated with BVF, pursuant to a subscription agreement dated as of February 10, 2017.

Our common stock is listed on the NASDAQ Global Market under the symbol “XOMA.” On February 10, 2017, the last reported sale price for our common stock on the NASDAQ Global Market was $4.03 per share. There is no established public trading market for the Series X Preferred Stock, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series X Preferred Stock on any national securities exchange or other nationally recognized trading system.

Each share of Series X Preferred Stock is convertible into 1,000 shares of our common stock at any time at the option of the holder provided that each holder will be prohibited from converting Series X Preferred Stock into our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than a pre-set conversion blocker threshold, which will initially be set at 19.99% of the total number shares of our common stock then issued and outstanding. In the event of our liquidation, dissolution or winding up, holders of our Series X Preferred Stock will participate pari passu with any distribution of proceeds to holders of our common stock. Shares of Series X Preferred Stock will generally have no voting rights, except as required by law and except that the consent of the holders of the outstanding Series X Preferred Stock will be required to amend the terms of the Series X Preferred Stock and to approve certain corporate actions.

The Series X Preferred Stock and common stock are being offered directly to investors without a placement agent or underwriter.

We are not paying underwriting discounts or commissions in connection with the offering. We estimate that the gross proceeds to us before expenses will be approximately $25,000,000. We estimate the total expenses of this offering will be approximately $110,000.

An investment in our Series X Preferred Stock and our common stock involves risks. Before making an investment decision, you should carefully review the information under “Risk Factors” beginning on page S-5 of this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which has been filed with the Securities and Exchange Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price of the common stock	$4.03	$4,836,000
Offering price of Series X Preferred Stock	$4,030.00	$20,162,090

Proceeds to XOMA Corporation (before expenses)		$24,998,090

Delivery of the Series X Preferred Stock and common stock is expected to be made on or about February 15, 2017.

The date of this prospectus supplement is February 10, 2017.

PROSPECTUS SUPPLEMENT

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information in this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety before making an investment decision. You also should read and consider the information in the documents to which we have referred you in the section of this prospectus supplement entitled “Incorporation of Certain Information by Reference” and the sections of the accompanying prospectus entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.”

This prospectus supplement and the accompanying prospectus form a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “Commission”) utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add to, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

For investors outside the United States, we have not done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement outside of the United States.

As permitted by the rules and regulations of the Commission, the registration statement, of which this prospectus supplement and the accompanying prospectus form a part, includes additional information not contained in this prospectus supplement or the accompanying prospectus. You may read the registration statement and the other reports we file with the Commission at the Commission’s web site or at the Commission’s offices described below under the heading “Where You Can Find Additional Information.”

Unless the context requires otherwise or unless otherwise noted, all references to “XOMA,” “the Company,” “we,” “us” and “our” refer to XOMA Corporation, a Delaware corporation and its consolidated subsidiaries, if any, unless otherwise specified.

Trademarks, service marks or trade names of any other companies appearing in this prospectus supplement are the property of their respective owners. Use or display by us of trademarks, service marks or trade names owned by others is not intended to and does not imply a relationship between us and, or endorsement or sponsorship by, the owners of the trademarks, service marks or trade names.

S-ii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, statements regarding the assumptions we make about our business and economic model, our dividend policy, business strategy and other plans and objectives for our future operations, are forward-looking statements.

These forward-looking statements include declarations regarding our management’s beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “would,” “could,” “expects,” “plans,” “contemplate,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “intend” or “continue” or the negative of such terms or other comparable terminology, although not all forward-looking statements contain these identifying words. Forward-looking statements are subject to inherent risks and uncertainties in predicting future results and conditions that could cause the actual results to differ materially from those projected in these forward-looking statements. Some, but not all, of the forward-looking statements contained in this prospectus and the documents incorporated by reference herein include, among other things, statements about the following:

•	our business and scientific strategies;

•	the progress of our product development programs, including clinical testing, and the timing of commencement and results thereof;

•	our corporate collaborations, and revenues that may be received from collaborations and the timing of those potential payments;

•	our drug discovery technologies;

•	our research and development expenses;

•	protection of our intellectual property;

•	the sufficiency of our cash resources and need for additional capital; and

•	our operations and legal risks.

You should also read the matters described in the “Risk Factors” and the other cautionary statements made in this prospectus supplement, the accompanying prospectus, our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which has been filed with the Commission and all documents incorporated by reference herein and therein as being applicable to all related forward-looking statements wherever they appear in this this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. We cannot assure you that the forward-looking statements in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein will prove to be accurate and therefore you are encouraged not to place undue reliance on forward-looking statements. You should read this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein completely.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

The following summary highlights some of the information contained elsewhere in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. Because this is only a summary, however, it does not contain all of the information that may be important to you. You should carefully read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference, which are described under “Incorporation of Certain Information by Reference” in this prospectus supplement and under “Incorporation of Certain Information by Reference” and “Where You Can Find Additional Information” in the accompanying prospectus. You also should carefully consider the matters discussed in the section entitled “Risk Factors” in the accompanying prospectus and in other periodic reports incorporated herein by reference.

Company Overview

XOMA Corporation (“XOMA”), a Delaware corporation, discovers and develops innovative antibody-based therapeutics. We also seek to optimize, license and monetize our portfolio of proprietary antibodies and underlying technologies that we have invented. Our asset base includes antibodies with unique properties including several that interact at allosteric sites on a specific protein rather than the orthosteric, or active, sites. These compounds are designed to either enhance or diminish the target protein’s activity as desired. We believe allosteric-modulating antibodies may be more selective or offer a safety advantage in certain disease indications when compared to more traditional modes of action.

We have an extensive portfolio of products, programs, and technologies that are the subject of licenses we have in place with other biotech and pharmaceutical companies. There are over 25 such programs that are funded by other companies and could produce milestone payments and royalty payments in the future. An example of this is the anti-TGFb program that we licensed to Novartis in September 2015 for which we received an upfront payment of $37.0 million, potential milestone payments of up to $480.0 million, and up to double digit royalties.

In February 2017, we announced we were expanding the first-in-class 358 clinical program into two multi-dose clinical studies for patients with hypoglycemia due to Congenital Hyperinsulinism and patients with hypoglycemia post bariatric surgery. These two indications are rare conditions with very few therapeutic options. Our current clinical development focus is initially on the XOMA 358 clinical programs.

We were incorporated in Delaware in 1981 and became a Bermuda exempted company in December 1998. Effective December 31, 2011, we changed our jurisdiction of incorporation from Bermuda to Delaware and changed our name from XOMA Ltd. to XOMA Corporation.

Our principal executive offices are located at 2910 Seventh Street, Berkeley, California 94710, and we maintain a registered office located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Our telephone number at our principal executive offices is (510) 204-7200. Our website address is www.xoma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus supplement, and you should not consider it part of this prospectus supplement. Our website address is included in this document as an inactive textual reference only.

Risks Associated with Our Business

We have been and are developing numerous product candidates, and as a result have experienced significant losses. As of September 30, 2016, we had an accumulated deficit of $1.2 billion. Our product candidates are still being developed, and we do not know whether we will ever achieve sustained profitability or whether cash flow from future operations will be sufficient to meet our needs.

We have devoted most of our financial resources to research and development, including our non-clinical development activities and clinical trials. To date, we have financed our operations primarily through the sale of equity securities and debt, and collaboration and licensing arrangements. Our total debt currently exceeds our total cash and cash equivalents. The size of our future net losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. We expect to continue to incur substantial expenses as we continue our research and development activities for our product candidates. If our product candidates are not successfully developed or commercialized, or if revenues are insufficient following marketing approval, we will not achieve profitability and our business may fail. Our ability to achieve profitability is dependent in large part on the success of our development programs, obtaining regulatory approval for our product candidates and licensing certain of our preclinical compounds, all of which are uncertain. Our success is also dependent on obtaining regulatory approval to market our product candidates through current and future collaborations, which may not materialize or prove to be successful.

These risks and others are discussed more fully in the section of the accompanying prospectus entitled “Risk Factors” immediately following the prospectus summary and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which has been filed with the Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus. You should read these risks before you invest in our securities.

THE OFFERING

Common stock offered by us	1,200,000 shares

Series X Preferred Stock offered by us	5,003 shares This prospectus supplement also relates to the offering of the shares of common stock issuable upon conversion of the Series X Preferred Stock offered directly to BVF.

Conversion	Each share of our Series X Preferred Stock is convertible into 1,000 shares of our common stock at any time at the option of the holder, provided that the holder will be prohibited from converting Series X Preferred Stock into our common stock if, as a result of such conversion, the holder, together with its affiliates, would own more than a pre-set conversion threshold, which will initially be set at 19.99% of the total number of shares of our common stock then issued and outstanding.

Liquidation preference	In the event of our liquidation, dissolution, or winding up, holders of our Series X Preferred Stock will participate pari passu with any distribution of proceeds to holders of our common stock.

Voting rights	Shares of Series X Preferred Stock will generally have no voting rights, except as required by law and except that, so long as 2,502 shares of Series X Preferred Stock are outstanding, the consent of holders of a majority of the outstanding Series X Preferred Stock will be required to (i) adversely amend the preferences, rights or privileges of the Series X Preferred Stock, (ii) issue or authorize additional shares of Series X Preferred Stock, (iii) take certain actions with respect to our rights under our material license agreements, joint ventures or other partnership agreements involving any drug or drug candidate, (iv) issue additional common stock or other convertible securities, subject to certain exceptions, or (v) issue any equity-based award or compensation to certain of our executive officers.

Dividends	Holders of Series X Preferred Stock are entitled to receive dividends equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on our common stock or other junior securities, as and if such dividends are paid. We have never declared or paid any cash dividends on our common stock and do not currently anticipate declaring or paying cash dividends on our common stock in the foreseeable future.

Common stock to be outstanding after this offering	7,229,564 shares

Use of Proceeds	We intend to use the net proceeds from this offering to prepay certain outstanding indebtedness, fund the clinical development of XOMA 358, fund additional preclinical and regulatory activities for other product candidates, and for other general corporate purposes. See “Use of Proceeds” beginning on page S-7 of this prospectus supplement.

NASDAQ Global Market symbol	“XOMA”

Risk Factors	Investing in our Series X Preferred Stock and common stock involves a high degree of risk. For a discussion of factors that you should consider before buying the Series X Preferred Stock or our common stock, see the information under “Risk Factors” in this prospectus supplement and in our Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2016, which has been filed with the Commission and is incorporated by reference in this prospectus supplement and the accompanying prospectus.

The number of shares of our common stock to be outstanding immediately after this offering is based on 6,029,564 shares outstanding on September 30, 2016, and excludes:

•	5,003,000 shares of common stock issuable upon conversion of the Series X Preferred Stock;

•	368,560 shares of common stock issuable upon the exercise of stock options outstanding, with a weighted average exercise price of $119.10 per share;

•	1,018,000 shares of common stock issuable upon the exercise of stock options granted in February 2017, with an exercise price of $4.03 per share (subject to approval by our stockholders of a commensurate increase in the number of shares available under our 2010 Long Term Incentive and Stock Award Plan);

•	187,910 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	916,547 shares of common stock issuable upon the exercise of our outstanding warrants, at an exercise price of $89.47 per share; and

•	283,794 shares of common stock reserved for future issuance under our equity incentive plans and 3,362 shares of common stock reserved for issuance under our employee stock purchase plan.

In addition, up to $74.4 million of common stock may be issued pursuant to our ATM sales agreement with Cowen and Company, LLC.

RISK FACTORS

An investment in our common stock and Series X Preferred Stock involves a high degree of risk. Before making an investment decision, you should carefully consider the risks described below and in the section titled “Risk Factors” contained in our Quarterly Report on Form 10-Q for the period ended September 30, 2016, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with all of the other information included in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering. The risks described in such documents are not intended to be an all-inclusive list of the potential risks relating to an investment in our securities. Any of such risk factors could significantly and adversely affect our business, prospects, financial condition and results of operations. As a result, the trading price or value of our securities could be materially adversely affected and you may lose all or part of your investment.

Risks Related to this Offering

We may conclude that there is substantial doubt regarding our ability to continue as a going concern.

Regardless of the amount of the net proceeds that we receive from this offering, if any, we may conclude, in connection with the issuance of our consolidated financial statements for the year ended December 31, 2016, or any other subsequent period, that there is substantial doubt regarding our ability to continue as a going concern. If our independent registered public accounting firm issues a “going concern” opinion, it could impair our ability to finance our operations through the sale of equity, incurring debt, or other financing alternatives. If we fail to raise sufficient additional capital, we will not be able to completely execute our business plan. As a result, our business would be jeopardized and we may not be able to continue. If we ceased operations, it is likely that purchasers of our common stock would lose their entire investment.

Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering other than the proceeds that we will use to prepay certain outstanding indebtedness, as described below in “Use of Proceeds.” Our management may use the net proceeds for corporate purposes that may not improve our financial condition or market value of our common stock. Pending use of the net proceeds, we may invest the proceeds in short-term, investment-grade, interest-bearing instruments. These investments may not yield a favorable return to our stockholders.

Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, or the conversion of our preferred stock into common stock, could adversely affect the market price of our common stock.

Sales of substantial amounts of our common stock in the public market, or the perception that significant sales are likely, could adversely affect the market price of our common stock. Assuming the sale of 1,200,000 shares of common stock at an offering price of $4.03 per share (the closing price of our common stock on February 10, 2017, as reported on the NASDAQ Global Market), the number of shares of common stock offered by us in this offering is equal to approximately 19.0% of the outstanding common stock as of February 10, 2017. We cannot predict the effect that market sales of such a large number of shares would have on the market price of our common stock. Moreover, actual or anticipated downward pressure on the market price of our common stock due to actual or anticipated sales of our common stock could cause some institutions or individuals to engage in short sales of our common stock, which may itself cause the market price of our common stock to decline.

There is no public market for the Series X Preferred Stock offered in this offering.

There is no established public trading market for the Series X Preferred Stock being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Series X Preferred Stock on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Series X Preferred Stock will be limited.

Purchasers who convert their shares of Series X Preferred Stock into common stock will incur immediate dilution.

Upon conversion of your shares of Series X Preferred Stock, you will experience immediate and substantial dilution because the per share conversion price of your shares of Series X Preferred Stock will be higher than the net tangible book value per share of the common stock outstanding immediately after this offering.

Holders of the Series X Preferred Stock will have no rights as holders of common stock until they acquire common stock.

Until you acquire common stock upon conversion of the Series X Preferred Stock, other than the right of the convertible preferred stock to receive dividends equal to and on the same terms as dividends actually paid on shares of our common stock, you will have no rights as a holder of our common stock, including rights to vote or respond to tender offers. Upon conversion of your Series X Preferred Stock, you will be entitled to exercise the rights of a holder of common stock only as to matters for which the record date occurs after the conversion date.

Because we will not declare cash dividends on our common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.

We have never declared or paid cash dividends on our common stock. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and will not declare or pay any cash dividends in the foreseeable future. As a result, only appreciation of the price of our common stock, if any, will provide a return to investors in this offering.

USE OF PROCEEDS

We estimate that the net proceeds that we will receive from this offering will be approximately $24.9 million after deducting estimated expenses payable by us.

We currently intend to use the net proceeds from this offering to prepay certain outstanding indebtedness, fund the clinical development of XOMA 358, fund additional preclinical and regulatory activities for other product candidates, and for other general corporate purposes.

We currently intend to use approximately $6.8 million of the proceeds to reduce our outstanding indebtedness under the Loan and Security Agreement with Hercules Technology III, L.P., dated February 27, 2015, as amended December 21, 2016, under which we initially borrowed $20.0 million. The Hercules Term Loan has a variable interest rate that is the greater of either (i) 9.40% plus the prime rate as reported from time to time in The Wall Street Journal minus 7.25%, or (ii) 9.40% and a maturity date of September 1, 2018. In addition to the principal repayment, we may be required to pay a prepayment charge of up to 2.0% of the principal amount prepaid.

With the exception of the prepayment of indebtedness, we have not determined the amount of net proceeds from this offering that we will use specifically for any of the foregoing purposes. Pending use of the net proceeds, we intend to invest the proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Stock

The material terms and provisions of our common stock and each other class of our securities which qualifies or limits our common stock are described under the caption “Description of Capital Stock” starting on page 10 of the accompanying prospectus.

Series X Preferred Stock

The material terms and provisions of the Series X Preferred Stock being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the rights, preferences and privileges of the Series X Preferred Stock set forth in the articles of amendment to our articles of incorporation to be filed as an exhibit to our Current Report on Form 8-K, which we expect to file with the Commission in connection with this offering.

General. Our certificate of incorporation authorizes our board of directors to issue up to 1,000,000 shares of our preferred stock, par value $0.05 per share, of which none are issued and outstanding.

Subject to the limitations prescribed by our certificate of incorporation, our board of directors is authorized to establish the number of shares constituting each series of preferred stock and to fix the designations, powers, preferences and rights of the shares of each of those series and the qualifications, limitations and restrictions of each of those series, all without any further vote or action by our stockholders. Our board of directors has designated 5,003 of the 1,000,000 authorized shares of preferred stock as Series X Preferred Stock. When issued, the shares of Series X Preferred Stock will be validly issued, fully paid and non-assessable.

Rank. The Series X Preferred Stock will rank:

•	senior to any class or series of our capital stock hereafter created specifically ranking by its terms junior to the Series X Preferred Stock;

•	on parity to our common stock;

•	on parity to any class or series of our capital stock hereafter created specifically ranking by its terms on parity with the Series X Preferred Stock; and

•	junior to any class or series of our capital stock hereafter created specifically ranking by its terms senior to the Series X Preferred Stock;

in each case, as to distributions of assets upon our liquidation, dissolution or winding up whether voluntarily or involuntarily.

Dividends. Holders of Series X Preferred Stock are entitled to receive dividends on shares of Series X Preferred Stock equal (on an as if converted to common stock basis) to and in the same form as dividends actually paid on our common stock or other junior securities.

Liquidation Preference. In the event of our liquidation, dissolution, or winding up, holders of our Series X Preferred Stock will participate pari passu (on an as-converted basis, without regard to any blocker provisions) with any distribution of proceeds to holders of our common stock.

Redemption. We are not obligated to redeem or repurchase any shares of Series X Preferred Stock. Shares of Series X Preferred Stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

Exchange Listing. We do not plan on making an application to list the Series X Preferred Stock on the NASDAQ Global Market, any national securities exchange or other nationally recognized trading system. We expect the common stock issuable upon conversion of the Series X Preferred Stock to be listed on the NASDAQ Global Market.

Conversion. The Series X Preferred Stock shall be convertible at the option of the holders thereof at any time after issuance into the number of registered shares of common stock determined by dividing the aggregate stated value of the Series X Preferred Stock being converted by the conversion price then in effect. The initial conversion price is $4.03 and is subject to adjustment as described below. No holder may request a conversion of its Series X Preferred Stock to the extent such conversion would result in the holder and its affiliates beneficially owning more than a pre-set conversion blocker threshold, which will initially be set at 19.99% of our common stock then outstanding (the “Beneficial Ownership Limitation”). The amount of beneficial ownership of a holder and its affiliates will be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations of that section.

Conversion Price Adjustment—Stock Dividends and Stock Splits. If we pay a stock dividend or otherwise make a distribution payable in common stock on our common stock or any common stock equivalents, subdivide or combine our outstanding common stock, or reclassify our common stock in such a way that we issue additional shares of our capital stock, the conversion price will be adjusted by multiplying the then-existing conversion price by a fraction, the numerator of which is the number of shares of common stock outstanding immediately before the distribution, dividend, adjustment or recapitalization and the denominator of which is the number of shares of common stock outstanding immediately after such action.

Fundamental Transaction. If we effect a “fundamental transaction” (as defined below), then upon any future conversion of the Series X Preferred Stock, the holders will have the right to receive, for each common share they would have received upon such conversion, the same kind and amount of securities, cash or property as such holder would have been entitled to receive in the fundamental transaction had it been the holder of common stock immediately prior to the fundamental transaction. The term “fundamental transaction” means any of the following:

•	a merger or consolidation of the Company with or into another entity or any stock sale to, or other business combination in which the Company is not the surviving entity;

•	the sale of all or substantially all of our assets in one transaction or a series of related transactions;

•	any completed tender offer or exchange offer involving holders of common stock in which more than 50% of the common stock is converted or exchanged into other securities, cash or property, regardless of who makes such offer; or

•	any reclassification of common stock or any compulsory share exchange by which our common stock is effectively converted into or exchanged for other securities, cash or property (but not a reverse stock split).

If the holders of common stock are given a choice as to the securities, cash or property to be received in a fundamental transaction, the holders of Series X Preferred Stock will be given the same choice on conversion of such holders’ shares.

Voting Rights. The Series X Preferred Stock shall have no voting rights, except to the extent expressly provided in our articles of incorporation or as otherwise required by law. However, so long as 2,502 shares of Series X Preferred Stock are outstanding, we may not take any of the following actions without the affirmative consent of holders of a majority of the outstanding Series X Preferred Stock:

•	amend our articles of incorporation, bylaws or other charter documents so as to materially, specifically and adversely affect the preferences, rights, privileges of the Series X Preferred Stock;

•	issue additional shares of Series X Preferred Stock or increase or decrease the number of authorized shares of Series X Preferred Stock;

•	sell, assign, monetize, pledge or otherwise divest or encumber our rights under any material license agreement, joint venture or other partnership agreement to which we are a party as of the date of this offering and involving any drug or drug candidate;

•	issue or commit to issue any other equity securities, with certain exceptions;

•	issue any equity-based award or compensation to certain of our officers, unless the award has been unanimously approved by our compensation committee at a time when a designee appointed by the Series X Preferred holders is then serving on that committee; or

•	enter into any agreement or understanding to take any of the actions listed above.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Certificate of incorporation and bylaws. Our certificate of incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as the board of directors may determine. In addition, our bylaws require certain procedures to be followed and time periods to be met for any stockholder to propose matters to be considered at annual meetings of stockholders, including nominating directors for election at those meetings. Our bylaws also provide that our board of directors is able to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member. Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult.

We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

DILUTION

If you purchase our common stock in this offering, you will experience dilution to the extent of the difference between the price per common share you pay in this offering and the net tangible book value per common share immediately after this offering. Our net tangible book value as of September 30, 2016 was approximately $(31.2) million or approximately $(5.17) per share of common stock. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of shares of common stock outstanding as of September 30, 2016.

After giving effect to the sale by us of 1,200,000 shares of our common stock in this offering at an assumed public offering price of $4.03 per share (the closing price of our common stock on February 10, 2017) and 5,003 shares of our Series X Preferred Stock at an assumed public offering price of $4,030 (excluding any shares of common stock issued upon conversion of Series X Preferred Stock), and after deducting the estimated fees and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of September 30, 2016 would have been approximately $(6.3) million or approximately $(0.87) per share of common stock. This represents an immediate increase in net tangible book value of approximately $4.30 per share of common stock to existing stockholders and an immediate dilution of approximately $4.90 per share of common stock to new investors. The following table illustrates this per share dilution:

Assumed public offering price per share of common stock		$4.03
Net tangible book value per share of common stock as of September 30, 2016	$(5.17)
Increase in net tangible book value per share attributable to new investors purchasing shares of common stock and Series X Preferred Stock	$4.30

As adjusted net tangible book value per share of common stock as of September 30, 2016, after giving effect to this offering		$(0.87)

Dilution per share of common stock to new investors in the offering		$4.90

Assuming the shares of Series X Preferred Stock were immediately converted, this would result in an as adjusted net tangible book value per share, after giving effect to this offering and the Preferred Stock conversion of $(0.51), which represents a dilution per share to new investors of $4.54, and an increase in net tangible book value per share to existing stockholders of $4.66.

The above discussion and table are based on 6,029,564 shares outstanding on September 30, 2016, and excludes:

•	5,003,000 shares of common stock issuable upon conversion of the Series X Preferred Stock and common stock offered hereby;

•	368,560 shares of common stock issuable upon the exercise of stock options outstanding, with a weighted average exercise price of $119.10 per share;

•	1,018,000 shares of common stock issuable upon the exercise of stock options granted in February 2017, with an exercise price of $4.03 per share (subject to approval by our stockholders of a commensurate increase in the number of shares available under our 2010 Long Term Incentive and Stock Award Plan);

•	187,910 shares of common stock issuable upon the vesting of outstanding restricted stock units;

•	916,547 shares of common stock issuable upon the exercise of our outstanding warrants, at an exercise price of $89.47 per share; and

•	283,794 shares of common stock reserved for future issuance under our equity incentive plans and 3,362 shares of common stock reserved for issuance under our employee stock purchase plan.

In addition, up to $74.4 million of common stock may be issued pursuant to our ATM sales agreement with Cowen and Company, LLC. To the extent that options outstanding as of September 30, 2016 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. To the extent that additional capital is raised through the sale of equity or convertible debt securities, including pursuant to our ATM sales agreement with Cowen and Company, LLC, the issuance of these securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We are selling 5,003 shares of Series X Preferred Stock and 1,200,000 shares of common stock directly to BVF, an existing stockholder of the Company, and entities affiliated with BVF at a price of $4,030 per share of Series X Preferred Stock and $4.03 per share of common stock. We have entered into a subscription agreement, dated February 10, 2017 with BVF relating to the sale of the shares of Series X Preferred Stock and the common stock, a form of which is attached to this prospectus supplement as Annex A.

The shares of Series X Preferred Stock and the common stock were offered directly to the investors without a placement agent, underwriter, broker or dealer.

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services. Our common stock is listed on the NASDAQ Global Market under the symbol “XOMA.” We will act as transfer agent for the shares of Series X Preferred Stock being offered hereby. There is no established public trading market for the Series X Preferred Stock and we do not expect a market to develop.

BVF has agreed to a lock-up for a period of 180 days following the date of this prospectus supplement. Pursuant to the lock-up provision of the subscription agreement, BVF agreed that neither BVF nor any affiliates will offer, sell, contract to sell, pledge, grant any option to purchase, make any option or contract to purchase, (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or such other securities, in cash or otherwise, or (iii) otherwise dispose of in any manner, either directly or indirectly, any shares of common stock or Series X Preferred Stock offered hereby and purchased by BVF or any securities of the Company currently owned by BVF, other than transfers of securities between and among BVF and any one or more of its affiliates.

We have agreed to indemnify BVF and certain of its controlling persons against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such indemnified party may suffer or incur as a result of or relating to any breach of any of the representations, warranties, covenants or agreements made by us in the subscription agreement or in the amendment to our amended and restated articles of incorporation in connection with this offering; or any action instituted against BVF or its affiliates, by any of our stockholders who is not an affiliate of BVF or any governmental or regulatory agency, with respect to this offering (unless such action is based upon a material breach of BVF’s representations, warranties or covenants of subscription agreement or any agreements or understandings BVF may have with any such stockholder or any material violations by BVF of state or federal securities laws or any conduct by BVF which constitutes fraud, gross negligence, willful misconduct or malfeasance) with respect to which, in each case, BVF has delivered a notice to us within one year from the date of this prospectus supplement. We have also agreed to pay certain legal fees and expenses incurred by BVF in this offering.

LEGAL MATTERS

The validity of the common stock and Series X Preferred Stock offered hereby is being passed upon by Cooley LLP.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2015, and the effectiveness of our internal control over financial reporting as of December 31, 2015, as set forth in their reports, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the Commission under the Securities Act and do not contain all the information set forth or incorporated by reference in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This prospectus supplement is part of a registration statement on Form S-3. The Commission allows this filing to “incorporate by reference” information that we previously have filed with the Commission. This means we can disclose important information to you by referring you to other documents that we have filed with the Commission. The information that is incorporated by reference is considered part of this prospectus supplement, and information that we file later will automatically update and may supersede this information. For further information about our company and the securities being offered, you should refer to the registration statement and the following documents that are incorporated by reference:

•	our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Commission on March 9, 2016;

•	our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the Commission May 4, 2016, August 3, 2016 and November 11, 2016, respectively;

•	our Current Reports on Form 8-K filed with the Commission on March 18, 2016, March 22, 2016, May 23, 2016, September 2, 2016, September 19, 2016, October 18, 2016, November 2, 2016, November 14, 2016, December 22, 2016, January 17, 2017 and February 13, 2017;

•	the portions of our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 8, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2015; and

•	the description of our capital stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December 19, 2011, and is part of our registration statement on Form S-4/A filed on December 13, 2011 (registration no. 333-177165), including any amendment or report for the purpose of updating such description.

In addition, all documents filed by us under Sections 13(a), 13(a), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) (excluding, unless otherwise provided in this prospectus or in the applicable document, documents not deemed “filed” with the SEC and information furnished pursuant to Item 2.02 and Item 7.01 on any Current Report on Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K), after the date of this prospectus supplement but before the termination of the offering of the common stock covered by this prospectus supplement, are hereby incorporated by reference herein. We have not authorized anyone to provide you with any different or additional information other than that contained in or incorporated by reference into this prospectus supplement and the accompanying prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

The documents incorporated by reference into this prospectus supplement and the accompanying prospectus are available from us upon request. We will provide a copy of any and all of the documents incorporated by reference (excluding exhibits, unless the exhibits are specifically incorporated), without charge, upon written or oral request. Requests for any of these documents should be directed to:

XOMA Corporation

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

Attn: Chief Financial Officer

ANNEX A

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is dated as of February 10, 2017 (the “Effective Date”), among XOMA Corporation, a Delaware corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its permitted successors and assigns, a “Purchaser” and collectively the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement filed pursuant to the Securities Act (as defined below), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, shares of Series X Preferred Stock and Common Stock (each as defined below), as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

SECTION 1

DEFINITIONS

1.1 Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1.1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person (as such terms are used in and construed under Rule 405 of the Securities Act). With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser.

“Amended and Restated Certificate of Incorporation” means the Company’s Amended and Restated Certificate of Incorporation, as amended from time to time.

“Closing” means the closing of the purchase and sale of the Securities on the Closing Date pursuant to Section 2.1 of this Agreement.

“Closing Date” means the third Trading Day after the date hereof.

“Commission” means the U.S. Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, $0.0075 par value per share, and any other class of securities into which such securities may hereafter be reclassified or changed into.

S-A-1

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof, pursuant to the terms of such securities, to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

“Exempt Issuance” means the issuance of (i) shares of Common Stock, options to purchase Common Stock and other securities convertible into or exchangeable for Common Stock pursuant to any plan or agreement, the issuance of securities under which would be eligible to be registered on Form S-8 under the Securities Act (regardless of whether such issuance is actually registered on Form S-8), (ii) issuances to financial institutions, equipment lessors, licensees, licensors, vendors, service providers, landlords, brokers or similar entities in connection with commercial credit arrangements, equipment financings, license or partnering arrangements, commercial services, commercial property lease transactions or similar transactions, the principal purpose of which is other than the raising of capital through the sale of equity securities of the Company and the terms of which are approved by the Board of Directors, (iii) securities issued in connection with the exercise or conversion of any Common Stock Equivalent that is outstanding as of the date of this Agreement or that is subsequently issued as an Exempt Issuance, and (iv) stock issued or issuable pursuant to any rights, agreements or Material Contracts outstanding as of the date of this Agreement.

“Fundamental Transaction” means (a) the Company effects any merger or consolidation of the Company with or into another person whereby the Company is not the surviving entity, (b) the Company effects any sale of all or substantially all of its assets in one transaction or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange a material portion of the Company’s shares of Common Stock for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property; provided, however, that for the purposes of clause (b) above, a “Fundamental Transaction” shall not include the Company entering into a license or other agreement that licenses or transfers any intellectual property in an arm’s length negotiated transaction so long as the Company and its subsidiaries continue to have bona fide, substantial and continuing business operations and activities after such transfer, license or other agreement is entered into; provided, further, however, that a “Fundamental Transaction” shall not include a reverse stock split with respect to the Common Stock.

“Indebtedness” means (a) any liabilities for borrowed money or amounts owed in excess of $250,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company’s balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business, and (c) the present value of any lease payments in excess of $250,000 due under leases required to be capitalized in accordance with GAAP.

S-A-2

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lead Investor” means Biotechnology Value Fund, L.P.

“Liens” means a lien, charge, security interest, encumbrance, right of first refusal, preemptive right or other restriction (other than, in the case of the Securities, restrictions provided in the Transaction Documents or as otherwise agreed or imposed by a Purchaser).

“Material Adverse Effect” means any material adverse effect on (a) the enforceability of any Transaction Document, (b) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, or (c) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination, other than any such change, effect, event or circumstance, including, without limitation, any change in the stock price or trading volume of the Common Stock, that resulted directly or indirectly from (i) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, (ii) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (iii) any change arising in connection with natural disasters, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such natural disasters, hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (iv) any action taken by the Purchaser, its Affiliates or its or their permitted successors and assigns with respect to the transactions contemplated by this Agreement, (v) the effect of any changes in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, and (vi) any change resulting from compliance with the terms of this Agreement or the consummation of the transactions contemplated by this Agreement.

“Per Share Purchase Price” means $4.03 per share of Common Stock and $4,030 per share of Series X Preferred Stock.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means any action, claim, suit, investigation or proceeding whether commenced or threatened.

“Prospectus” means the final prospectus filed for the Registration Statement, including the documents incorporated by reference in the Registration Statement, including the documents incorporated by reference in such final prospectus.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is delivered by the Company to each Purchaser prior to the execution and delivery of this Agreement, including the documents incorporated by reference therein, and that is filed with the Commission.

S-A-3

“Registration Statement” means the effective registration statement on Form S-3 (Commission File No. 333-201882) filed by the Company with the Commission pursuant to the Securities Act for the registration of the Securities, as such Registration Statement may be amended and supplemented from time to time (including pursuant to Rule 462(b) of the Securities Act), including all documents filed as part thereof or incorporated by reference therein, and including all information deemed to be a part thereof at the time of effectiveness pursuant to Rule 430B of the Securities Act.

“Required Minimum” means, as of any date, the maximum aggregate number of shares of Common Stock then issued or potentially issuable pursuant to the Transaction Documents, including all Underlying Shares, and without regard to any Blocker (as defined in Section 4.7).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities” means the shares of the Common Stock and Series X Preferred Stock issued hereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series X Preferred Stock” means the Series X Convertible Preferred Stock of the Company, $0.05 par value per share, and any other class of securities into which such securities may hereafter be reclassified, converted or changed into, including the Common Stock.

“Series X Preferred Stock Certificate of Designation” means the Certificate of Designation of the Company, attached as
Exhibit A to this Agreement, setting forth the rights preferences and privileges of the Series X Preferred Stock.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO of the Exchange Act, but shall be deemed to not include the location and/or reservation of borrowable shares of Common Stock.

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Common Stock and Series X Preferred Stock, respectively, purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds.

“Trading Day” means a day on which the Common Stock is traded on a Trading Market.

“Trading Market” means the following markets or exchanges on which (and if) the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT; The NASDAQ Capital Market; The NASDAQ Global Market; The NASDAQ Global Select Market; or the New York Stock Exchange.

S-A-4

“Transaction Documents” means this Agreement, the Series X Preferred Stock Certificate of Designation and any other documents or agreements executed and delivered to the Purchasers in connection with the transactions contemplated hereunder.

“Underlying Shares” means the shares of Common Stock issued and issuable upon conversion or exercise of the Series X Preferred Stock and any other shares of Common Stock issuable to the Purchasers in connection with or pursuant to the Transaction Documents.

SECTION 2

PURCHASE AND SALE

2.1 Closing. At the Closing, upon the terms set forth herein, the Company shall sell, and the Purchasers shall purchase, in the aggregate, severally and not jointly: (a) $20,162,090, in the aggregate, of Series X Preferred Stock, with each Purchaser purchasing Series X Preferred Stock with an aggregate purchase price equal to such Purchaser’s applicable Subscription Amount, and (b) $4,836,000, in the aggregate, of Common Stock, with each Purchaser purchasing Common Stock with an aggregate purchase price equal to such Purchaser’s applicable Subscription Amount. The aggregate number of shares of Series X Preferred Stock sold hereunder shall be 5,003 and the aggregate number of shares of Common Stock sold hereunder shall be 1,200,000. Each Purchaser shall deliver to the Company via wire transfer or certified check immediately available funds equal to its aggregate Subscription Amount and the Company shall deliver to each Purchaser its respective Securities as determined pursuant to Section 2.2 of this Agreement and the other items set forth in Section 2.2 of this Agreement deliverable at the Closing on the Closing Date. The Closing shall occur at 10:00 a.m. (Pacific Time) on the third Trading Day after the Effective Date, at the offices of Gibson, Dunn & Crutcher, LLP, 555 Mission Street, Suite 3000, San Francisco, California or such other time and location as the parties shall mutually agree.

2.2 Deliveries; Closing Conditions.

i. Prior to the Closing, the Company shall have adopted and filed with the Secretary of State of the State of Delaware the Series X Preferred Stock Certificate of Designation, and the Series X Preferred Stock Certificate of Designation shall be in full force and effect.

ii. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser evidence that the number of Securities equal to such Purchaser’s Subscription Amount divided by the applicable Per Share Purchase Price have been recorded in the name of such Purchaser as beneficial owner on the records of the Company’s transfer agent, Wells Fargo Shareowner Services.

iii. At the Closing, each Purchaser shall deliver or cause to be delivered to the Company such Purchaser’s Subscription Amount by wire transfer to the account as specified in writing by the Company.

S-A-5

iv. The respective obligations of the Company, on the one hand, and the Purchasers, on the other hand, hereunder in connection with the Closing are subject to the following conditions being met:

(i) the accuracy in all material respects on the Closing Date of the representations and warranties contained herein (unless made as of a specified date therein) of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company);

(ii) all obligations, covenants and agreements of the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) required to be performed at or prior to the Closing Date shall have been performed in all material respects;

(iii) the delivery by the Company (with respect to the obligations of the Purchasers) and the Purchasers (with respect to the obligations of the Company) of the items set forth in Sections 2.2(ii) and 2.2(iii) of this Agreement;

(iv) there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v) from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended on the Company’s principal U.S. Trading Market and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, on any U.S. Trading Market.

SECTION 3

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. Except as set forth in the SEC Reports, which shall qualify any representation or warranty otherwise made herein to the extent of such disclosure, the Company hereby makes the following representations and warranties set forth below to each Purchaser as of the date hereof and as of the Closing Date:

i. Subsidiaries. Each of the direct and indirect significant subsidiaries (each, a “Subsidiary”) of the Company are set forth on Exhibit 21.1 to the Company’s most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2015. Except as disclosed in the SEC Reports, the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, except for such Liens as would not reasonably be expected to result in a Material Adverse Effect, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities of the Company.

S-A-6

ii. Organization and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification except where the revocation, limitation or curtailment could not have or reasonably be expected to result in a Material Adverse Effect.

iii. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of each of the Transaction Documents to which it is a party by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company and except as contemplated by this Agreement, no further corporate consent or action is required to be obtained by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

iv. No Conflicts. The execution, delivery and performance of the Transaction Documents to which it is a party by the Company, the issuance and sale of the Securities and the consummation by the Company of the other transactions contemplated hereby and thereby do not and will not (i) after giving effect to the Required Approvals, conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) after giving effect to the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected, except in the case of each of clauses (ii) and (iii) only, such as would not have or reasonably be expected to result in a Material Adverse Effect.

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v. Filings, Consents and Approvals. Except as disclosed in the SEC Reports and except where the failure to obtain any such consent, waiver, authorization or order, give any such notice or make any such filing or registration would not reasonably be expected to result in a Material Adverse Effect, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person or other entity of any kind, including, without limitation, any Trading Market in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for any filings required to be made under applicable federal and state securities laws and the listing applications with respect to the listing of the Securities required pursuant to Section 4.6 (collectively, the “Required Approvals”).

vi. Issuance of the Securities. The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens imposed by the Company. The Securities are being issued pursuant to the Registration Statement and the issuance of the Securities will be registered by the Company pursuant to the Securities Act. The Company has prepared and filed with the Commission in accordance with the provisions of the Securities Act the Registration Statement. The Registration Statement is effective pursuant to the Securities Act and available for the issuance of the Securities thereunder and the Company has not received any written notice that the Commission has issued or intends to issue a stop-order or other order with respect to the Registration Statement or the Prospectus or that the Commission otherwise has (i) suspended or withdrawn the effectiveness of the Registration Statement or (ii) issued any order preventing or suspending the use of the Prospectus, in either case, either temporarily or permanently or intends or has threatened in writing to do so. The “Plan of Distribution” section of the Registration Statement permits the issuance of the Securities hereunder. Upon receipt of the Securities, the Purchasers will have good and marketable title to such Securities, the Common Stock will be immediately freely tradable on each Trading Market, and upon issuance in compliance with the terms of the Transaction Documents, the Underlying Shares will be immediately freely tradable on each Trading Market. At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at each deemed effective date thereof pursuant to Rule 430B(f)(2) of the Securities Act, the Registration Statement and any amendments thereto complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and as of the Closing Date, complied and will comply in all material respects with the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company meets all of the requirements for the use of a registration statement on Form S-3 (“Form S-3”) pursuant to the Securities Act for the offering and sale of the Securities

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contemplated by this Agreement, and the Commission has not notified the Company of any objection to the use of the form of the Registration Statement pursuant to Rule 401(g)(1) of the Securities Act. The Registration Statement, as of its effective date, meets the requirements set forth in Rule 415(a)(1)(x) pursuant to the Securities Act. At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Securities Act) relating to any of the Securities, the Company was not and is not an Ineligible Issuer (as defined in Rule 405 of the Securities Act). The offering of the Securities has been registered with the Commission on Form S-3 pursuant to the Securities Act pursuant to the standards for Form S-3 and the Securities are being offered pursuant to Rule 415 of the Securities Act.

vii. Capitalization. As of February 9, 2017, there were 6,320,882 shares of Common Stock issued and outstanding and no shares of preferred stock outstanding. Except as disclosed in the SEC Reports, the Company has not issued any capital stock since its most recently filed periodic report pursuant to the Exchange Act, other than pursuant to a certain at the market sales agreement with Cowen & Company, LLC, the exercise of stock options pursuant to the Company’s equity incentive plans, the issuance of shares of Common Stock to employees, directors and consultants pursuant to the Company’s equity incentive plans and stock purchase plans, and pursuant to the conversion or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report pursuant to the Exchange Act. No Person has any right of first refusal, preemptive right, right of participation or any similar right to participate in the transactions contemplated by the Transaction Documents. Except for various outstanding series of convertible debt, options and warrants described in the SEC Reports, there are no outstanding series of convertible stock, options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents. The issuance and sale of the Securities will not obligate the Company to issue shares of Common Stock or other securities to any Person other than the Purchasers, and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such Securities. All of the outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. Other than the Required Approvals, no further approval or authorization after the date hereof of any shareholder, the Board of Directors of the Company or others is required for the issuance and sale of the Securities. Except as disclosed in the SEC Reports or as contemplated by this Agreement or as otherwise agreed by a Purchaser, there are no shareholder agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

viii. SEC Reports; Financial Statements. The Company has complied in all material respects with requirements to file all reports, schedules, forms, statements and other documents required to be filed by it pursuant to the Securities Act and the Exchange Act, including, without limitation, pursuant to Section 13(a) or 15(d) thereof, for the two years

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preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to it, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports, together with the related notes and schedules thereto, comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission and all other applicable rules and regulations with respect thereto as in effect at the time of filing. Such financial statements, together with the related notes and schedules, have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

ix. Material Changes; Undisclosed Events, Liabilities or Developments. Except as disclosed in the SEC Reports or as otherwise contemplated by this Agreement, since the date of the latest audited financial statements included within the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, and (iv) the Company has not issued any equity securities to any officer, director or Affiliate except pursuant to existing Company equity incentive and incentive compensation plans. Except for the issuance of the Securities contemplated by this Agreement, or as set forth in the SEC Reports, or as otherwise disclosed to the Purchasers, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

x. Litigation. Except as disclosed in the SEC Reports, there is no Proceeding pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign)

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(collectively, an “Action”) which (i) adversely affects or challenges the legality, legal validity or enforceability of any of the Transaction Documents or the Securities or (ii) would, if there were an unfavorable decision, reasonably be expected to result in a Material Adverse Effect. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as disclosed in the SEC Reports, there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary pursuant to the Exchange Act or the Securities Act.

xi. Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company which would reasonably be expected to result in a Material Adverse Effect. The Company and its Subsidiaries believe that their relationships with their employees are good. No executive officer, to the knowledge of the Company, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

xii. Compliance. Except as disclosed in the SEC Reports, neither the Company nor any Subsidiary (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws applicable to its business and all such laws that affect the environment, except as disclosed herein and except in each case as would not reasonably be expected to have a Material Adverse Effect.

xiii. Regulatory Permits. Except as disclosed in the SEC Reports, (i) the Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits would not have or reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and (ii) neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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xiv. Title to Assets. Except as disclosed in the SEC Reports, the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to the business of the Company and the Subsidiaries and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for Liens which do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties or for taxes that are being contested in good faith and by appropriate proceedings, and except for Liens which would not reasonably be expected to result in a Material Adverse Effect. Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance.

xv. Patents and Trademarks. To its knowledge, the Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other similar intellectual property rights currently owned by or licensed to them in connection with the business currently operated by them that are necessary for use in the conduct of their respective businesses as described in the SEC Reports, except where the failure to so have would not reasonably be expected to have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received any written notice that any of the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person, except for such as would not reasonably be expected to have a Material Adverse Effect. To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of the Company or any Subsidiaries.

xvi. Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage. To the Company’s knowledge, such insurance contracts are accurate and complete. Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost, except for such renewals or failures to obtain similar coverage from similar insurers as would not reasonably be expected to have a Material Adverse Effect or as affect the industry generally.

xvii. Transactions With Affiliates and Employees. None of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors) that is required to be disclosed and is not disclosed in the SEC Reports, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the

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knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, other than for (i) payment of salary, consulting fees or financial advisory fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including restricted stock programs and stock option agreements under any stock option plan of the Company.

xviii. Sarbanes-Oxley. The Company is in material compliance with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

xix. Certain Fees. Other than as disclosed in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.

xx. Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act.

xxi. Registration Rights. No Person has any right to cause the Company to effect the registration pursuant to the Securities Act of any securities of the Company, which rights will interfere with the transactions contemplated hereunder.

xxii. Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the Commission is currently contemplating terminating such registration. The Company is currently in compliance with all applicable NASDAQ listing and maintenance requirements and, except as disclosed in the SEC Reports, the Company has not, in the 12 months preceding the date hereof, received notice from NASDAQ to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market.

xxiii. Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement), or other similar anti-takeover provision pursuant to the Amended and Restated Certificate of Incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights pursuant to the Transaction Documents, including without limitation, as a result of the Company’s issuance of the Securities and the Purchasers’ ownership of the Securities. All such anti-takeover provisions in effect as of the Effective Date are summarized generally in the Prospectus under the caption, “Description of Capital Stock – Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law.”

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xxiv. No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2 of this Agreement, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company in a manner that would require shareholder approval pursuant to the rules of any Trading Market on which any of the securities of the Company are listed or designated. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of any Trading Market.

xxv. Indebtedness. The SEC Reports set forth as of the dates thereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments. Neither the Company nor any Subsidiary is in default with respect to any Indebtedness disclosed to the Purchasers except for any such default that would not have or reasonably be expected to result in a Material Adverse Effect.

xxvi. Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect and except as disclosed in the SEC Reports, the Company and each Subsidiary have filed (or requested valid extensions thereof) all necessary federal, state and foreign income and franchise tax returns (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company or any Subsidiary.

xxvii. Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.

xxviii. Accountants. Ernst & Young LLP (i) to the knowledge of the Company, is an independent public accountant as required by the Exchange Act and is an independent registered public accounting firm within the meaning of the Sarbanes-Oxley Act of 2002, as amended, as required by the rules of the Public Company Accounting Oversight Board and (ii) expressed its opinion with respect to the audited financial statements and related schedules as of December 31, 2014 and 2015 and for fiscal years 2013, 2014 and 2015 included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

xxix. Acknowledgment Regarding Purchasers’ Purchase of Securities. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that no Purchaser is acting as a

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financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities. The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

xxx. Regulation M Compliance. The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

xxxi. Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1) of the Securities Act.

xxxii. Office of Foreign Assets Control. Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or Affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

xxxiii. Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

xxxiv. Material Contracts. All material contracts as defined under Item 601(b)(10) of Regulation S-K that were required to be filed as exhibits to the SEC Reports under Item 601 of Regulation S-K (collectively, the “Material Contracts”) to which the Company is a party, or the property or assets of the Company is subject, have been filed as exhibits to the SEC Reports. All Material Contracts are legally valid and enforceable against the Company in accordance with their respective terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. The Company is not in breach of or default under any of the Material Contracts, and to the Company’s knowledge, no other party to a Material Contract is in breach of or default under such Material Contract, except in each case, for such breaches or defaults as would not reasonably be expected to have a Material Adverse Effect. The Company has not received a

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notice of termination or material modification nor is the Company otherwise aware of any threats to terminate or materially modify any of the Material Contracts. Schedule 3.1(ll), previously provided to the Purchasers, sets forth a complete and accurate list of all material licenses, joint ventures and other partnership agreements to which the Company is a party and involving any drug or drug candidate (the “Assets”).

xxxv. Disclosure Controls and Procedures. Except as disclosed in the SEC Reports, the Company has established and maintains disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) that are effective in all material respects to ensure that material information relating to the Company, including any consolidated Subsidiaries, is made known to its principal executive officer and principal financial officer by others within those entities. The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed quarterly or annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company’s internal control over financial reporting (as such term is defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) or, to the Company’s knowledge, in other factors that could significantly affect the Company’s internal control over financial reporting.

xxxvi. Accounting Controls. Except as disclosed in the SEC Reports, the Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

xxxvii. Placement Agent. The Company has taken no action that would give rise to any claim by any Person for brokerage commissions, placement agent’s fees or similar payments relating to this Agreement or the transactions contemplated hereby.

xxxviii. No Disagreements with Accountants. The Company is not presently under any Advisement (as defined below) from the independent registered public accounting firm presently employed by the Company and the Company is current with respect to any fees owed to such firm that could affect the Company’s ability to perform any of its obligations under this Agreement. “Advisement” means (i) the accountant’s having advised the Company that the internal controls necessary for the Company to develop reliable financial statements do not exist, (ii) the accountant’s having advised the Company that information has come to the accountant’s attention that has led it to no longer be able to rely on management’s representations, or that has made it unwilling to be associated with the financial statements prepared by management, (iii) the accountant’s having advised the Company of the need to expand significantly the scope of its audit, or (iv) the accountant’s having advised the Company that information has come to the accountant’s attention that it has concluded materially impacts the fairness or reliability of either:

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(A) a previously issued audit report or the underlying financial statements, or (B) the financial statements issued or to be issued covering the fiscal period(s) subsequent to the date of the most recent financial statements covered by an audit report (including information that, unless resolved to the accountant’s satisfaction, would prevent it from rendering an unqualified audit report on those financial statements).

3.2 Representations, Warranties and Covenants of the Purchasers. Each Purchaser, for itself and for no other Purchaser, hereby represents, warrants and covenants as of the execution and delivery of this Agreement on the date first above written in this Agreement to the Company as follows:

i. Organization; Authority. Such Purchaser is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Purchaser. Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

ii. No Intent to Take Over. Such Purchaser is not a party to any voting agreements or similar arrangements with respect to the Securities. Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by such Purchaser with the Commission with respect to the beneficial ownership of the Company’s Common Stock, such Purchaser is not a member of a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding, voting or disposing of the Securities. Each Purchaser represents and warrants that it (i) is not, and has no present intention to become, a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any Person as to how such Person, if serving as a director or if elected as a director of the Company, will act or vote on any issue or question (a “Voting Commitment”) or (B) any Voting Commitment that could limit or interfere with such Person’s ability to comply, if serving as or elected as a director of the Company, with such Person’s fiduciary duties under applicable law; (ii) is not, and has no present intention to become, a party to any agreement, arrangement or understanding with any Person other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Company. Such Purchaser has no present actual intent to seek to effect, or to assist others in effecting, a hostile acquisition of the Company.

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iii. Short Sales and Confidentiality Prior to the Date Hereof. Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first learned of the specific purchase and sale transaction being effected pursuant to this Agreement and ending immediately prior to the execution and delivery hereof. Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement. Other than to other Persons party to this Agreement and to its counsel, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with the transaction expressly contemplated by this Agreement (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

iv. Lock Up. The Purchaser agrees that for 180 days following the Closing, neither the Purchaser nor any of its Affiliates shall offer, sell, contract to sell, pledge, grant any option to purchase, make any Short Sale or otherwise dispose of in any manner, either directly or indirectly, any Securities purchased under this Agreement or any securities of the Company currently owned by the Purchaser, other than transfers of securities between and among the Purchaser and any one or more of its Affiliates.

v. No Government Review. Such Purchaser understands that no U.S. federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities purchased hereunder.

vi. Beneficial Ownership. Immediately following such Purchaser’s purchase of Securities hereunder, such Purchaser, together with its Affiliates, will not beneficially own more than 19.99% of the Common Stock. For purposes hereof, beneficial ownership and all determinations and calculations (including, without limitation, with respect to calculations of percentage ownership) shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.

vii. Interested Stockholders. To the extent applicable, any Purchaser that is an “Interested Stockholder” (as such term is defined in Section 203 of the General Corporation Law of the State of Delaware) represents and warrants that it has been an Interested Stockholder for at least three years prior to the date hereof.

viii. Standstill. The Purchaser agrees that during the 180 day period following the Closing, neither the Purchaser nor any of its Affiliates shall take any of the following actions, provided that nothing herein shall interfere with the rights or duties of the BVF Designee to serve in his/her capacity as a member of the Board of Directors, and in such capacity, act in accord with applicable fiduciary duties:

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(i) make any statement or proposal to any of the Company’s stockholders regarding, or make any public announcement, proposal or offer (including any “solicitation” of “proxies” as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, or otherwise solicit, seek or offer to effect (including, for the avoidance of doubt, indirectly by means of communication with the press or media): (i) any business combination, merger, tender offer, exchange offer or similar transaction involving the Company or any of its subsidiaries, (ii) any restructuring, recapitalization, liquidation or similar transaction involving the Company or any of its subsidiaries, or (iii) any acquisition of any of the Company’s loans, debt securities, equity securities or all or substantially all of the Company’s assets, or rights or options to acquire interests in any of the foregoing;

(ii) instigate, encourage or assist any third party (including forming a “group,” as defined in the Exchange Act, with any such third party) to do, or enter into any discussions or agreements with any third party with respect to, any of the actions set forth in clause (i) above;

(iii) take any action which would reasonably be expected to require the Company or any of its Affiliates to make a public announcement regarding any of the actions set forth in clause (i) above; or

(iv) acquire (or propose or agree to acquire), of record or beneficially, by purchase or otherwise, any loans, equity securities or all or substantially all of the assets of the Company or any of its subsidiaries, or rights or options to acquire interests in any of the foregoing, but excluding the acquisition of the Securities at the Closing and/or the conversion of any portion of the Series X Preferred Stock.

SECTION 4

OTHER AGREEMENTS OF THE PARTIES

4.1 Integration. After this transaction, the Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities such that the rules of the Trading Market would require shareholder approval of this transaction prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.2 Securities Laws Disclosure; Publicity. The Company shall: (a) issue a press release disclosing the material terms of the transactions by no later than 8:30 a.m. (Eastern Time) the next Trading Day following the execution and delivery of this Agreement (the “Press Release”), and (b) by 5:30 p.m. (Eastern Time) on the fourth Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto (the “Form 8-K”). From and after the issuance of the Press Release, no Purchaser shall be in possession of any material, non-public information received from the Company, any of its Subsidiaries or any of their respective officers, directors or employees that is not disclosed in the Press Release. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and, except as may be required by law,

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neither the Company nor any Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or any Trading Market, without the prior written consent of such Purchaser, except (i) in the Press Release, (ii) the filing of this Agreement (including the signature pages hereto), the Prospectus Supplement, the Press Release and the Form 8-K with the Commission, and (iii) to the extent such disclosure is required by law or any Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this sub clause (iii).

4.3 Non-Public Information. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company covenants and agrees that neither it nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that the Company believes constitutes material non-public information. Notwithstanding the foregoing, to the extent the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality with respect to, or a duty not to trade on the basis of, such material, non-public information. The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.4 Use of Proceeds. The Company will use the proceeds from the offering as described in the Prospectus Supplement.

4.5 Indemnification of Purchasers. Subject to the provisions of this Section 4.5, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against a Purchaser, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser or any governmental or regulatory agency, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a material breach of such Purchaser’s representations, warranties or covenants of the Transaction Documents or

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any agreements or understandings such Purchaser may have with any such shareholder or any material violations by the Purchaser of state or federal securities laws or any conduct by such Purchaser which constitutes fraud, gross negligence, willful misconduct or malfeasance). If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party. Any Purchaser Party shall have the right to engage separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the engagement thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel. The Company will not be liable to any Purchaser Party under this Agreement (i) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed or (ii) to the extent, but only to the extent, that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. To the extent that a Purchaser Party wishes to seek indemnification under this Section 4.5, such Purchaser Party must provide the Company with written notice asserting a claim under this Section 4.5, with such notice to be provided within one year from the Closing. If a Purchaser Party fails to provide such written notice within this one-year period, the Purchaser Party shall no longer be entitled to indemnification by the Company hereunder.

4.6 Reservation and Listing of Securities.

i. At all times from and after the Closing, the Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents, but not less than the Required Minimum.

ii. If, on any date, the number of authorized but unissued (and otherwise unreserved) shares of Common Stock is less than the Required Minimum on such date (such date, the “Authorized Share Failure”), then the Company shall promptly take all action necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve and have available the Required Minimum as of such date. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than 90 days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its stockholders or conduct a consent solicitation for the approval of an increase in the number of authorized shares of Common Stock to have available the Required Minimum

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iii. The Company shall: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market a Notification of Listing of Additional Shares (“LAS”) application covering a number of shares of Common Stock at least equal to the Required Minimum on the date of such application, (ii) provide to each Purchaser evidence of filing the LAS, (iii) use commercially reasonable efforts to maintain the listing of the Common Stock on a Trading Market, and (iv) receive written or oral confirmation from NASDAQ prior to the Closing that it has completed its review of the LAS without raising any substantive objections to the offering and sale of the Securities. The Company further agrees that if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application all of the Underlying Shares and will take such other action as is necessary to cause all of the Underlying Shares to be listed on such other Trading Market as promptly as possible. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market, other than in connection with a Fundamental Transaction in which the Company is not the surviving entity or in which all of the capital stock of the Company is acquired by an unaffiliated and unrelated Person, and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such Trading Market.

4.7 Appointment of Designee to Board of Directors. Promptly after the Closing, the Board of Directors of the Company shall take such actions as are necessary to appoint Matthew Perry (or another representative nominated by the Lead Investor and reasonably acceptable to the Company) (the “BVF Nominee”) to the Board of Directors of the Company and, subject to confirmation of the BVF Nominee’s eligibility under NASDAQ rules to serve as a member of the Compensation Committee of the Board of Directors of the Company, appoint that BVF Nominee as a member of the Compensation Committee. The BVF Nominee’s appointment shall be subject to reasonable confirmation that such nominee is not prohibited from such service pursuant to the applicable legal, regulatory and stock market requirements. For so long as the Lead Investor continues to beneficially own in excess of 19.9% of the Company’s outstanding Common Stock (with beneficial ownership to be determined without regard to conversion blockers, such as the “Beneficial Ownership Limitation” set forth in the Series X Preferred Stock Certificate of Designation (a “Blocker”) as of the record date for such Annual Meeting of Stockholders ): (a) the Board of Directors of the Company shall consist of no more than seven members after the date of 2017 Annual Meeting of Stockholders, and (b), the Lead Investor shall have the right (but not the obligation) to nominate a single director for inclusion in the Company’s proxy statement on Schedule 14A for use in soliciting proxies for each Annual Meeting of Stockholders after the Effective Date, but only if the BVF Nominee is not already named in such proxy statement as a director nominee put forth by the Board of Directors for reelection at such meeting. Within 90 days following the Closing, the Board of Directors shall undertake a review of its composition and compensation.

4.8 Preemptive Right.

i. From the date hereof for so long as at least 50% of the authorized shares of the Series X Preferred Stock remain issued and outstanding, upon any proposed issuance by the Company or any of its Subsidiaries of Common Stock, or Common Stock Equivalents for cash consideration, Indebtedness or a combination thereof, other than an Exempt Issuance (a “Subsequent Financing”), the Purchasers shall have the right to participate in such Subsequent Financing up to its pro rata amount, calculated as its percentage equity ownership of the Company’s outstanding equity (including the assumed conversion of all outstanding Series X Preferred Stock into shares of Common Stock without regard to any Blockers) (the “Participation

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Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing (provided that if the Purchaser is limited or chooses to be limited in its ability to purchase beyond a given level of beneficial ownership (e.g., due to applicable NASDAQ limits or due to a desire to stay below 10% beneficial ownership), then the Company shall instead offer the Purchaser the right to purchase a comparable security with a Blocker and otherwise substantially similar economic rights and interests). Notwithstanding anything in this Section 4.8, in the event a Subsequent Financing is an offering registered under the Securities Act, the Company shall offer the Purchasers the same right to participate in such registered offering (up to its pro rata amount) only when it is lawful for the Company to do so.

ii. Subject to compliance with any applicable laws, at least three Trading Days prior to the closing of the Subsequent Financing, the Company shall deliver to the Purchasers a written notice of its intention to effect a Subsequent Financing
(“Pre-Notice”), which Pre-Notice shall inquire with the Purchasers whether it wishes to review the details of such proposed financing (such additional notice, a “Subsequent Financing Notice”). Upon the request of the Purchasers, and only upon a request by the Purchasers, for a Subsequent Financing Notice, the Company shall promptly, but no later than one Trading Day after such request, deliver a Subsequent Financing Notice to the Purchasers. The requesting Purchasers shall be deemed to have acknowledged that the Subsequent Financing Notice may contain material non-public information. Subject to compliance with any applicable laws, the Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

iii. If a Purchaser wishes to participate in such Subsequent Financing, it must provide written notice to the Company by not later than 5:30 p.m. (Pacific Time) on the second Trading Day after the Purchasers have received the Subsequent Financing Notice, that such Purchaser is willing to participate in the Subsequent Financing and the amount of such Purchaser’s participation. If the Company receives no such notice from a given Purchaser as of such second Trading Day, that Purchaser shall be deemed to have notified the Company that it does not elect to participate and the Company may effect the Subsequent Financing on the terms and with the Persons (including any participating Purchasers) set forth in the Subsequent Financing Notice.

iv. If by 5:30 p.m. (Pacific Time) on the second Trading Day after the Purchasers have received the Subsequent Financing Notice, the Company has received written notification by one or more Purchasers of their willingness to participate in the Subsequent Financing (or to cause its designees to participate), then the Company shall effect the Subsequent Financing with such Purchaser(s) (in the amount indicated in its notification up to the Participation Maximum) and, with respect to the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice, subject to compliance with any applicable laws.

v. The Company must provide the Purchasers with a second Subsequent Financing Notice, and the Purchasers will again have the right of participation set forth above in this Section 4.8, if the Subsequent Financing subject to the initial Subsequent Financing Notice is amended in any material respect or is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within 30 days after the date of the initial Subsequent Financing Notice.

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vi. Notwithstanding anything to the contrary in this Section 4.8 and unless otherwise agreed to by the Purchasers, the Company shall either confirm in writing to the Purchasers that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that the Purchasers will not be in possession of any material, non-public information, by the third Business Day following delivery of the Subsequent Financing Notice. If by such third Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by the Purchasers, such transaction shall be deemed to have been abandoned and the Purchasers shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

4.9 Equity Plan Increase. At the 2017 Annual Meeting of Stockholders, the Company will seek stockholder approval of an increase in the available pool of shares of Common Stock available for grant under the Company’s Amended and Restated 2010 Long Term Incentive and Stock Award Plan (the “2010 Plan”), with the aggregate number of shares authorized for issuance under all equity plans currently or previously maintained by the Company (including the 2010 Plan) and all outstanding equity awards to equal, in total, approximately 12.5% of the total number of issued and outstanding shares of Common Stock immediately after the Closing (calculated on a pro forma basis, and assuming the conversion of all Series X Preferred Stock, without giving effect to any Blockers). No new issuances of awards shall be made under the 2010 Plan between the Effective Date and the Closing Date. Following the Closing Date, any new awards grants to the Company’s principal executive officer or principal financial officer issued under the 2010 Plan shall be made solely in accordance with the conditions set forth in Section 4(b) of the Series X Certificate of Designations.

SECTION 5

MISCELLANEOUS

5.1 Termination. This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated within ten calendar days from the Effective Date through no fault of such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

5.2 Fees and Expenses. Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that the Company shall pay the Purchasers’ reasonable and documented legal fees and expenses incurred in connection with the transactions contemplated by this Agreement (including any post-Closing expenses) up to an aggregate amount of $100,000. The Company shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the delivery of any Securities to the Purchasers.

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5.3 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such subject matter, which the parties acknowledge have been merged into such documents, exhibits and schedules; provided that the foregoing shall not have any effect on any agreements that a Purchaser has entered into with the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Purchaser in the Company.

5.4 Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective upon actual receipt via mail, courier or confirmed email by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Lead Investor or, in the case of a waiver, by the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.6 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their permitted successors and assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger). The Purchasers may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company (other than by merger).

5.8 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.5 of this Agreement.

5.9 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its

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respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action or proceeding to enforce any provisions of the Transaction Documents, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature on this Agreement or any instrument pursuant to Section 5.5 hereof is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a legally valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.11 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

5.12 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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5.13 Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity or bond, if requested. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.14 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance pursuant to the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agrees to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.15 Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose. Each Purchaser has been represented by its own separate legal counsel in their review and negotiation of the Transaction Documents.

5.16 Construction. The parties agree that each of them and/or their respective counsel has reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments hereto.

5.17 WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

*     *     *

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IN WITNESS WHEREOF, the parties hereto have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

XOMA CORPORATION	Address for Notice:

/s/ Jim Neal Name : Jim Neal Title: Chief Operating Officer	2910 Seventh Street Berkeley, CA 94710 Facsimile: Email : Attention:

With a copy to (which shall not constitute notice):

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK;

PURCHASER SIGNATURE PAGES FOLLOW

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IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Biotechnology Value Fund, L.P.

Signature of Authorized Signatory of Purchaser: /s/ Mark Lampert

Name of Authorized Signatory: Mark Lampert

Title of Authorized Signatory: President of BVF, Inc., itself GP of BVF Partners L.P., itself GP of Biotechnology Value Fund, L.P.

Address for Notice of Purchaser:

One Sansome Street, 30th Floor

San Francisco, CA 94104

Attention: Spike Loy

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attn: Ryan A. Murr

Address for delivery of Securities for Purchaser (if not same as address for notice):

The Depository Trust Company

570 Washington Blvd – 5th floor

Jersey City, NJ 07310

Attention: BNY Mellon/Branch Deposit Department for the account of 478898

Subscription Amount Common Stock: $2,249,396.89

Shares of Common Stock: 558,163

Subscription Amount Series X Preferred Stock: $9,321,390.00

Shares of Series X Preferred Stock: 2,313

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IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Biotechnology Value Fund II, L.P.

Signature of Authorized Signatory of Purchaser: /s/ Mark Lampert

Name of Authorized Signatory: Mark Lampert

Title of Authorized Signatory: President of BVF, Inc., itself GP of BVF Partners L.P., itself GP of Biotechnology Value Fund II, L.P.

Address for Notice of Purchaser:

One Sansome Street, 30th Floor

San Francisco, CA 94104

Attention: Spike Loy

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attn: Ryan A. Murr

Address for delivery of Securities for Purchaser (if not same as address for notice):

The Depository Trust Company

570 Washington Blvd – 5th floor

Jersey City, NJ 07310

Attention: BNY Mellon/Branch Deposit Department for the account of 478899

Subscription Amount Common Stock: $1,467,496.29

Shares of Common Stock: 364,143

Subscription Amount Series X Preferred Stock: $6,069,180.00

Shares of Series X Preferred Stock: 1,506

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IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Biotechnology Value Trading Fund OS, L.P.

Signature of Authorized Signatory of Purchaser: /s/ Mark Lampert

Name of Authorized Signatory: Mark Lampert

Title of Authorized Signatory: President of BVF, Inc., itself GP of BVF Partners L.P., itself Sole Member of BVF Partners OS, Ltd., itself GP of Biotechnology Value Trading Fund OS, L.P.

Address for Notice of Purchaser:

One Sansome Street, 30th Floor

San Francisco, CA 94104

Attention: Spike Loy

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attn: Ryan A. Murr

Address for delivery of Securities for Purchaser (if not same as address for notice):

The Depository Trust Company

570 Washington Blvd – 5th floor

Jersey City, NJ 07310

Attention: BNY Mellon/Branch Deposit Department for the account of 478087

Subscription Amount Common Stock: $391,655.55

Shares of Common Stock: 97,185

Subscription Amount Series X Preferred Stock: $1,660,360.00

Shares of Series X Preferred Stock: 412

S-A-31

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: Investment 10, LLC

Signature of Authorized Signatory of Purchaser: /s/ Mark Lampert

Name of Authorized Signatory: Mark Lampert

Title of Authorized Signatory: President of BVF, Inc., itself GP of BVF Partners L.P., itself the investment advisor of Investment 10, LLC.

Address for Notice of Purchaser:

One Sansome Street, 30th Floor

San Francisco, CA 94104

Attention: Spike Loy

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attn: Ryan A. Murr

Address for delivery of Securities for Purchaser (if not same as address for notice):

The Depository Trust Company

570 Washington Blvd – 5th floor

Jersey City, NJ 07310

Attention: BNY Mellon/Branch Deposit Department for the account of Investment 10, LLC

Subscription Amount Common Stock: $230,781.98

Shares of Common Stock: 57,266

Subscription Amount Series X Preferred Stock: $975,260.00

Shares of Series X Preferred Stock: 242

S-A-32

IN WITNESS WHEREOF, the undersigned have caused this Subscription Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: MSI BVF SPV, L.L.C.

Signature of Authorized Signatory of Purchaser: /s/ Mark Lampert

Name of Authorized Signatory: Mark Lampert

Title of Authorized Signatory: President of BVF, Inc., itself GP of BVF Partners L.P., itself attorney-in-fact for MSI BVF SPV, L.L.C.

Address for Notice of Purchaser:

One Sansome Street, 30th Floor

San Francisco, CA 94104

Attention: Spike Loy

With a copy to (which shall not constitute notice):

Gibson, Dunn & Crutcher, LLP

555 Mission Street, Suite 3000

San Francisco, CA 94105

Attn: Ryan A. Murr

Address for delivery of Securities for Purchaser (if not same as address for notice):

BNP Paribas Prime Brokerage

787 Seventh Avenue, 8th Floor

New York, NY 10019

Telephone: (212) 471-6836

Attention: Jose Nevarez

Subscription Amount Common Stock: $496,669.29

Shares of Common Stock: 123,243

Subscription Amount Series X Preferred Stock: $2,135,900.00

Shares of Series X Preferred Stock: 530

S-A-33

PROSPECTUS

$300,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

We may, from time to time, offer and sell up to $300,000,000 of any combination of our common stock, preferred stock, debt securities or warrants described in this prospectus, either individually or in combination with other securities, at prices and on terms described in one or more supplements to this prospectus. We may also offer common stock or preferred stock upon conversion of debt securities, common stock upon conversion of preferred stock, or common stock, preferred stock or debt securities upon the exercise of warrants. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

This prospectus describes some of the general terms that may apply to an offering of our securities. The specific terms and any other information relating to a specific offering will be set forth in a post-effective amendment to the registration statement of which this prospectus is a part, in a supplement to this prospectus, or in a free writing prospectus or may be set forth in one or more documents incorporated by reference in this prospectus. You should read this prospectus, the information incorporated by reference in this prospectus and any applicable prospectus supplement or free writing prospectus carefully before you invest.

Securities may be sold by us to or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Global Market under the symbol “XOMA” On February 3, 2015, the last reported sale price of our common stock on the NASDAQ Global Market was $3.51 per share.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2015.

You should rely only on the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement or free writing prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell or seeking an offer to buy securities under this prospectus or any applicable prospectus supplement or free writing prospectus in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus, any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference herein and therein are accurate only as of their respective dates, regardless of the time of delivery of this prospectus or any sale of a security.

About this Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration statement, we may sell from time to time in one or more offerings up to a total dollar amount of $300,000,000 of common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities as described in this prospectus. Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in a prospectus supplement or free writing prospectus any of the information contained in this prospectus or in documents we have incorporated by reference into this prospectus. This prospectus, together with any applicable prospectus supplement or free writing prospectus and the documents incorporated by reference into this prospectus, include all material information relating to this offering. You should carefully read both this prospectus and any applicable prospectus supplement and any related free writing prospectus together with the additional information described under “Where You Can Find More Information” before buying securities in this offering.

You should rely only on the information contained in, or incorporated by reference into, this prospectus and the applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We have not authorized anyone to provide you with different or additional information. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

i

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless otherwise specified or required by context, references in this prospectus to “XOMA,” “the Company,” “we,” “us” and “our” refer to XOMA Corporation, a Delaware corporation and its consolidated subsidiaries, if any, unless otherwise specified.

ii

Summary

The following summary highlights information contained elsewhere in this prospectus or incorporated by reference herein and does not contain all the information that may be important to purchasers of our securities. Prospective purchasers of our securities should review this entire prospectus carefully, including the risks of investing discussed under “Risk Factors” on page 7, the financial statements and related notes, and the information to which we refer you and the information incorporated into this prospectus by reference, for a complete understanding of our business and this offering.

This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus, any applicable prospectus supplement or any related free writing prospectus are the property of their respective owners.

XOMA CORPORATION

Overview

XOMA Corporation (“XOMA”), a Delaware corporation, discovers and develops innovative antibody-based therapeutics. Several of our antibodies have unique properties due to their interaction at allosteric sites on specific protein rather than the orthosteric, or active sites. The compounds are designed to either enhance or diminish the protein’s activity as desired. We believe allosteric-modulating antibodies may be more selective or offer a safety advantage in certain disease indications when compared to more traditional modes of action.

Our lead drug candidate, gevokizumab, is a proprietary potent, humanized allosteric-modulating monoclonal antibody that binds to the inflammatory cytokine interleukin-1 beta (“IL-1 beta”). We believe that by targeting IL-1 beta, gevokizumab has the potential to address the underlying inflammatory causes of a wide range of diseases that have been identified as having unmet medical needs.

Together with our development partner, Les Laboratoires Servier (“Servier”), an independent French pharmaceutical research company, we have initiated four pivotal clinical trials evaluating gevokizumab for the treatment of non-infectious intermediate, posterior or pan-uveitis (“NIU”) and Behçet’s disease uveitis. We are responsible for all of the clinical study sites in the United States, and Servier is responsible for all of the clinical study sites outside of the United States. These studies are known as the EYEGUARD™ program, which includes EYEGUARD-A (patients with active NIU), EYEGUARD-B (patients with Behçet’s disease uveitis outside of the United States), EYEGUARD-C (patients with a history of NIU currently controlled with systemic treatment), and EYEGUARD-US (patients with Behçet’s disease uveitis being conducted at study centers in the United States).

Our strategy is to pursue Behçet’s disease uveitis as our first indication for gevokizumab in the United States. Upon the successful completion of SERVIER’s EYEGUARD-B study, we intend to meet with the U.S. Food and Drug Administration (“FDA”) to review the Phase 3 EYEGUARD-B data together with the data from the two Behçet’s disease uveitis Phase 2 studies conducted independently by XOMA and Servier. We believe the seriousness of this disease and the small patient population warrant consideration for approval based upon positive data from a single pivotal study. There is significant precedence for regulatory approval based upon a single study for indications of similar seriousness in patient populations. Should EYEGUARD-B successfully demonstrate patients with Behçet’s disease uveitis receiving gevokizumab took longer to exacerbate than the placebo-treated patients during the tapering of administered steroids, we believe we will be in position to begin the Biologics License Application (“BLA”) submission process.

In addition to the EYEGUARD studies, we are evaluating gevokizumab in pyoderma gangrenosum (“PG”), a rare ulcerative skin disease that is a specific indication under the umbrella of diseases known as neutrophilic dermatosis. Patients experience painful expanding skin ulcers that have a significant impact on their quality of life. The U.S. Department of Health and Human Services’ National Institutes of Health’s Office of Rare Disease Research lists PG occurring in about one per 100,000 people. Claims data compiled over the past three years indicate the number of diagnosed PG patients in the U.S. ranges between 11,000 and 14,000 annually. Based upon what we believe are compelling data from our pilot study in patients with PG, we initiated a Phase 3 clinical program in October 2014. The PG Phase 3 program includes two double-blind, placebo-controlled clinical studies, each of which is designed to enroll 58 patients with active PG to receive gevokizumab 60 mg or placebo dosed subcutaneously once monthly, in addition to their current treatment regimen of low-dose corticosteroids and/or immunosuppressants. The primary endpoint is the complete closure of the PG target ulcer determined at Day 126 and confirmation of complete closure a minimum of two weeks later on or after Day 140.

We and Servier also have an active gevokizumab Proof-of-Concept (“POC”) development program to identify other illnesses for late-stage development.

Gevokizumab has been generally well tolerated across all of our clinical studies. The most common adverse events were headache, pain, arthralgia, urinary tract infections, upper respiratory tract infections and pneumonia, and they were comparable between gevokizumab and placebo.

Our proprietary pipeline includes classes of allosteric modulating antibodies that activate, sensitize or deactivate the insulin receptor in vivo, which we have named XOMA Metabolism or XMet. Insulin is the major hormone for lowering blood glucose levels. Abnormal increases in insulin secretion can lead to profound hypoglycemia (low blood sugar), a state that may result in significant morbidities including cerebral damage and epilepsy. In some instances, profound hypoglycemia can result in fatality. There are three programs in the XMet portfolio, XOMA 358, which is designed to deactivate the insulin receptor, XMetA, which is designed to activate the insulin receptor, and XMetS, which is designed to sensitize the insulin receptor when in an insulin resistant state. These programs are highly novel as the antibodies bind to different sites on the insulin receptor than currently marketed drugs.

XOMA 358 is a fully human monoclonal allosteric modulating antibody that binds to insulin receptors and attenuates insulin action. It is designed to negatively modulate the insulin receptor and its downstream signaling capabilities. We launched clinical development activities for XOMA 358 in October 2014, with the first patient dosed in our Phase 1 safety and tolerability study. We intend to investigate this compound as a novel treatment for non-drug-induced, endogenous hyperinsulinemic hypoglycemia (low blood glucose caused by excessive insulin produced by the body). A therapy that safely and effectively mitigates insulin-induced hypoglycemia has the potential to address a significant unmet therapeutic need for certain rare medical conditions associated with hyperinsulinism.

We intend to retain full ownership of the XOMA 358, as it aligns with our focus to develop products for diseases with significant unmet medical need and treated by the specialist prescriber. We intend to license XMetA and XMetS to a pharmaceutical company with expertise in developing and commercializing compounds for Types 1 and 2 diabetes. This portfolio of antibodies represents potential new therapeutic approaches to the treatment of diabetes and several rare diseases that have insulin involvement.

Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Company Information

We were incorporated in Delaware in 1981 and became a Bermuda exempted company in December 1998. Effective December 31, 2011, we changed our jurisdiction of incorporation from Bermuda to Delaware and changed our name from XOMA Ltd. to XOMA Corporation.

Our principal executive offices are located at 2910 Seventh Street, Berkeley, California 94710, and we maintain a registered office located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. Our telephone number at our principal executive offices is (510) 204-7200. Our website address is www.xoma.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only.

NASDAQ Global Market Listing

Our common stock is listed on The NASDAQ Global Market under the symbol “XOMA.”

The Securities We May Offer

We may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants to purchase any of such securities, either individually or in combination with other securities, with a total value of up to $300,000,000 from time to time under this prospectus at prices and on terms to be determined at the time of any offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity;

•	original issue discount;

•	rates and times of payment of interest or dividends;

•	redemption, conversion, exercise, exchange or sinking fund terms;

•	ranking;

•	restrictive covenants;

•	voting or other rights;

•	conversion or exchange prices or rates and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	a discussion of material United States federal income tax considerations, if any.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents, underwriters or dealers reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities to or through agents, underwriters or dealers, we will include in the applicable prospectus supplement:

•	the names of those agents, underwriters or dealers;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.

Common Stock. We may issue shares of our common stock from time to time. Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require common stockholder approval. Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets. Subject to any preferential rights of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

Preferred Stock. We may issue shares of our preferred stock from time to time, in one or more series. Our board of directors will determine the designations, voting powers, preferences and rights of the preferred stock, as well as the qualifications, limitations or restrictions thereof, including dividend rights, conversion rights, preemptive rights, terms of redemption or repurchase, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of any series. Convertible preferred stock will be convertible into our common stock or exchangeable for other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

If we sell any series of preferred stock under this prospectus, we will fix the designations, voting powers, preferences and rights of such series of preferred stock, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock that we are offering before the issuance of the related series of preferred stock. We urge you to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

Any debt securities issued under this prospectus will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

Warrants. We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of warrants being offered, as well as any warrant agreements and warrant certificates that contain the terms of the warrants. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, any forms of warrant agreements and forms of warrant certificates containing the terms of the warrants being offered, and any supplemental warrant agreements and forms of warrant certificates containing the terms of the warrants being offered.

Any warrants issued under this prospectus may be evidenced by warrant certificates. Warrants also may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Forward-Looking Statements.”

Forward-Looking Statements

This prospectus, including the documents that we incorporate by reference herein, contains, and any applicable prospectus supplement or free writing prospectus including the documents we incorporate by reference therein may contain, forward-looking statements, including statements related to the anticipated size of clinical trials, the anticipated timing of initiation of clinical trials, the expected availability of clinical trial results, the sufficiency of our cash resources, the estimated costs of clinical trials and the amounts of certain revenues and certain costs in comparison to prior years, or that otherwise relate to future periods, are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “predict,” “potential” and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions that may not prove accurate. Actual results could differ materially from those anticipated due to certain risks inherent in the biotechnology industry and for companies engaged in the development of new products in a regulated market. Among other things: our product candidates are still being developed, and we will require substantial funds to continue development which may not be available; we have sustained losses in the past and we expect to sustain losses in the future; we are substantially dependent on Servier for the development and commercialization of gevokizumab and for other aspects of our business; we have received negative results from certain of our clinical trials, and the pace of certain ongoing trials has not always been what was initially anticipated, and we face uncertain results of other clinical trials of our product candidates; if our therapeutic product candidates do not receive regulatory approval, neither our third-party collaborators, our contract manufacturers nor we will be able to manufacture and market them; we may not obtain orphan drug exclusivity or we may not receive the full benefit of orphan drug exclusivity even if we obtain such exclusivity; even once approved, a product may be subject to additional testing or significant marketing restrictions, its approval may be withdrawn or it may be voluntarily taken off the market; we may not be successful in commercializing our products, which could also affect our development efforts; we are subject to various state and federal healthcare related laws and regulations that may impact the commercialization of ACEON or our product candidates and could subject us to significant fines and penalties; and certain of our technologies are in-licensed from third parties, so our capabilities using them are restricted and subject to additional risks. These and other risks, including those related to current economic and financial market conditions, are described in more detail in “Risk Factors” above and the additional risk factors contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, regardless of any new information, future events or other occurrences. We advise you, however, to consult any additional disclosures we make in our reports to the SEC on Forms 10-K, 10-Q and 8-K.

Financial Ratios

The following table sets forth our ratio of earnings to fixed charges and the amount of deficiency for periods in which the ratio indicates less than one-to-one coverage. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding and did not have any preferred stock outstanding during any of the periods presented.

	Nine Months Ended September 30, 2014	Year Ended December 31,
		2013	2012	2011	2010	2009
	(in thousands)
Ratio of earnings to fixed charges	N/A	N/A	N/A	N/A	N/A	1.9
Deficiency of earnings available to cover fixed charges	$(30,983)	$(124,072)	$(71,139)	$(32,728)	$(68,729)	N/A

For these purposes, earnings are defined as income before income taxes and fixed charges, and fixed charges include interest expense on indebtedness, amortization of capitalized interest, and the portion of operating lease rental expense which is deemed to represent interest. The deficiency is disclosed for periods in which net losses were insufficient to cover fixed charges.

Use of Proceeds

Except as described in any applicable prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds from the sale of the securities offered by us hereunder, if any, for working capital and general corporate purposes, including research and development expenses and capital expenditures.

The amounts and timing of our use of the net proceeds from this offering will depend on a number of factors, such as the timing and progress of our research and development efforts, the timing and progress of any partnering and commercialization efforts, technological advances and the competitive environment for our products. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the sale of the securities offered by us hereunder. Accordingly, our management will have broad discretion in the timing and application of these proceeds. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short-term, interest-bearing instruments.

Description of Capital Stock

As of the date of this prospectus, our certificate of incorporation, as amended, authorizes us to issue 277,333,332 shares of common stock, par value $0.0075 per share, and 1,000,000 shares of preferred stock, par value $0.05 per share. As of December 31, 2014, 115,892,450 shares of common stock were outstanding and no shares of preferred stock were outstanding.

The following summary describes the material terms of our capital stock. The description of capital stock is qualified by reference to our certificate of incorporation and our bylaws.

Common Stock

Dividends and distributions. The holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds. We have not paid cash dividends on the common stock. We currently do not intend to pay dividends and intend to retain any of our earnings for use in our business and the financing of our capital requirements for the foreseeable future. The payment of any future cash dividends on the common stock is necessarily dependent upon our earnings and financial needs, along with applicable legal and contractual restrictions.

Voting rights. Each holder of our common stock is generally entitled to one vote for each share of common stock owned of record on all matters submitted to a vote of our stockholders. Except as otherwise required by law, holders of common stock (as well as holders of any preferred stock entitled to vote with the common stockholders) will generally vote together as a single class on all matters presented to the stockholders for their vote or approval, including the election of directors. Any matter brought before the stockholders for a vote, other than the election of directors, will generally be decided by a majority of the votes cast on the matter, unless the matter is one in which an express provision of the Delaware General Corporation Law, or the DGCL, the certificate of incorporation, the bylaws, the rules or regulations of any stock exchange applicable to us, applicable law or pursuant to any regulation applicable to us or our securities requires a different vote, in which case the express provision will govern and control the decision of the matter. Directors will be elected by a plurality of the votes cast and entitled to vote generally on the election of directors. There are no cumulative voting rights with respect to the election of directors or any other matters.

No preemptive or similar rights. Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities.

Right to receive liquidation distributions. In the event of our liquidation, dissolution or winding-up, holders of our common stock will be entitled to share equally in the assets available for distribution after payment of all creditors and the liquidation preferences of our preferred stock (if any).

Restrictions on transfer. Neither our certificate of incorporation nor our bylaws contain any restrictions on the transfer of our common stock. However, in the case of any transfer of shares, there may be restrictions imposed by applicable securities laws or by the terms of restricted share award grants.

Other Provisions. There are no redemption provisions or sinking fund provisions applicable to our common stock.

The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of shares of any preferred stock that we may designate and issue in the future.

Preferred Stock

General. Under our certificate of incorporation, our board of directors is authorized by resolution to divide the preferred stock into series and, with respect to each series, to determine the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors can, without stockholder approval but subject to the terms of the certificate of incorporation and to any resolution of the stockholders approved by at least 75% of all issued shares entitled to vote in respect thereof, issue preferred stock with voting and other rights that could adversely affect the voting power of the holders of our common stock and which could have certain anti-takeover effects. Before we may issue any series of preferred stock, our board of directors will be required to adopt resolutions creating and designating such series of preferred stock.

The following summary of terms of our preferred stock is not complete. You should refer to the provisions of our certificate of incorporation and bylaws and the resolutions containing the terms of each class or series of the preferred stock which have been or will be filed with the SEC at or prior to the time of issuance of such class or series of preferred stock and described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preferred stock, provided that the information set forth in such prospectus supplement does not constitute material changes to the information herein such that it alters the nature of the offering or the securities offered.

The Series A Preferred Stock. We have designated 210,000 shares of our preferred stock as Series A Preferred Stock. There are no shares of Series A Preferred Stock issued and outstanding. Pursuant to the rights of the Series A Preferred Stock, subject to the rights of holders of any shares of any series of preferred stock ranking prior and superior, the holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year, commencing on the first dividend payment date after the first issuance of a share or fraction of a share of Series A Preferred Stock, in an amount per share equal to the greater of (a) U.S.$1.00 or (b) 66 2⁄3 times the aggregate per share amount of all cash dividends, plus 66 2⁄3 times the aggregate per share amount of all non-cash dividends or other distributions, other than a dividend payable in common stock, declared on the common stock since the immediately preceding dividend payment date, or, with respect to the first dividend payment date, since the first issuance of Series A Preferred Stock.

In addition to any other voting rights required by law, holders of Series A Preferred Stock have the right to vote on all matters submitted to a vote of our stockholders with each share of Series A Preferred Stock entitled to 66 2/3 votes. Except as otherwise provided by law, holders of Series A Preferred Stock and holders of common stock generally vote together as one class on all matters submitted to a vote of our stockholders.

Unless otherwise provided in the rights attaching to a subsequently designated series of our preferred stock, the shares of Series A Preferred Stock rank junior to any other series of preferred stock subsequently issued as to the payment of dividends and distribution of assets on liquidation, dissolution or winding-up and rank senior to the common stock. Upon any liquidation, dissolution or winding-up of us, no distributions shall be made to holders of shares ranking junior to the Series A Preferred Stock unless, prior thereto, the holders of Series A Preferred Stock shall have received an amount equal to accrued and unpaid dividends and distributions, whether or not declared, to the date of such payment, plus an amount equal to the greater of (1) U.S. $100.00 per share or (2) an aggregate amount per share equal to 66 2⁄3 times the aggregate amount to be distributed per share to holders of common stock or to the holders of shares ranking on parity with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity shares in proportion to the total amount to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

If we enter into any consolidation, amalgamation, merger, combination or other transaction in which shares of common stock are exchanged for or changed into cash, other securities and/or any other property, then any shares of Series A Preferred Stock issued and outstanding shall at the same time be similarly exchanged or changed in an amount per share equal to 66 2⁄3 times the aggregate amount of cash, securities and/or other property, as the case may be, into which or for which each share of common stock is changed or exchanged.

The Series A Preferred Stock is not redeemable.

Preferred Stock. We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of any certificate of designation that describes the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered, including, to the extent applicable:

•	the title and stated value;

•	the number of shares we are offering;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date and method of calculation for dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing;

•	the provisions for a sinking fund;

•	the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price, or how it will be calculated, and the conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price, or how it will be calculated, and the exchange period;

•	voting rights of the preferred stock;

•	preemptive rights;

•	restrictions on transfer, sale or other assignment;

•	whether interests in the preferred stock will be represented by depositary shares;

•	a discussion of material United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

•	any limitations on the issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the preferred stock.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and non-assessable.

The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of the common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of us.

Outstanding Warrants

In December 2014, we issued warrants to purchase 8,097,165 shares of our common stock to select institutional investors in connection with a registered direct offering, which are immediately exercisable for a period of two years from the date of issuance at an exercise price of $7.90 per share. As of December 31, 2014, all of these warrants were outstanding.

In September 2012, we issued warrants to purchase 39,346 shares of our common stock to General Electric Capital Corporation in connection with a loan amendment, which are immediately exercisable at an exercise price of $3.54 per share, and have a five year term. As of December 31, 2014, all of these warrants were outstanding.

In March 2012, we issued warrants to purchase 14,834,577 shares of our common stock in connection with an underwritten offering, which are immediately exercisable at an exercise price of $1.76 per share and have a five-year term. As of December 31, 2014, 12,109,418 of these warrants were outstanding.

In December of 2011, we issued warrants in connection with a debt financing, which entitle the holder to purchase up to an aggregate of 263,158 unregistered shares of our common stock at an exercise price equal to $1.14 per share, are immediately exercisable and will expire on December 30, 2016. In February of 2010, we issued warrants to purchase 1,260,000 shares of our common stock in connection with an underwritten offering, which are exercisable beginning six months and one day after issuance and have a five-year term and an exercise price of $10.50 per share. As of December 31, 2014, all of the warrants issued in December of 2011 and February of 2010 were outstanding.

Anti-Takeover Effects of Our Charter Documents and Some Provisions of Delaware Law

Certificate of incorporation and bylaws. Our certificate of incorporation authorizes our board of directors to issue up to 1,000,000 shares of preferred stock without stockholder approval and to set the rights, preferences and other designations, including voting rights, of those shares as the board of directors may determine. In addition, our bylaws require certain procedures to be followed and time periods to be met for any stockholder to propose matters to be considered at annual meetings of stockholders, including nominating directors for election at those meetings. Our bylaws also provide that our board of directors is able to elect a director to fill a vacancy created by the expansion of the board of directors or due to the resignation or departure of an existing board member. Provisions of Delaware law and our certificate of incorporation and bylaws could make the acquisition of our company through a tender offer, a proxy contest or other means more difficult and could make the removal of incumbent officers and directors more difficult.

We expect these provisions to discourage coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of our company to first negotiate with our board of directors. We believe that the benefits provided by our ability to negotiate with the proponent of an unfriendly or unsolicited proposal outweigh the disadvantages of discouraging these proposals. We believe the negotiation of an unfriendly or unsolicited proposal could result in an improvement of its terms.

Section 203 of the Delaware General Corporation Law. We are subject to Section 203 of the DGCL, an anti-takeover law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date the person became an interested stockholder, unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers, and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting securities. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareowner Services.

Listing on the NASDAQ Global Market

Our common stock is listed on the NASDAQ Global Market under the symbol “XOMA.”

Description of Debt Securities

We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indenture, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.

We will issue the debt securities under the indenture that we will enter into with the trustee named in the indenture. The indenture will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We have filed the form of indenture as an exhibit to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

The following summary of material provisions of the debt securities and the indenture is subject to, and qualified in its entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indenture that contains the terms of the debt securities.

General

The indenture does not limit the amount of debt securities that we may issue. It provides that we may issue debt securities up to the principal amount that we may authorize and may be in any currency or currency unit that we may designate. Except for the limitations on consolidation, merger and sale of all or substantially all of our assets contained in the indenture, the terms of the indenture do not contain any covenants or other provisions designed to give holders of any debt securities protection against changes in our operations, financial condition or transactions involving us.

We may issue the debt securities issued under the indenture as “discount securities,” which means they may be sold at a discount below their stated principal amount. These debt securities, as well as other debt securities that are not issued at a discount, may be issued with “original issue discount,” or OID, for U.S. federal income tax purposes because of interest payment and other characteristics or terms of the debt securities. Material U.S. federal income tax considerations applicable to debt securities issued with OID will be described in more detail in any applicable prospectus supplement.

We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:

•	the title of the series of debt securities;

•	any limit upon the aggregate principal amount that may be issued;

•	the maturity date or dates;

•	the form of the debt securities of the series;

•	the applicability of any guarantees;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	whether the debt securities rank as senior debt, senior subordinated debt, subordinated debt or any combination thereof, and the terms of any subordination;

•	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such debt securities will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such debt securities that is convertible into another security or the method by which any such portion shall be determined;

•	the interest rate or rates, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	if applicable, the date or dates after which, or the period or periods during which, and the price or prices at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date or dates, if any, on which, and the price or prices at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	any and all terms, if applicable, relating to any auction or remarketing of the debt securities of that series and any security for our obligations with respect to such debt securities and any other terms which may be advisable in connection with the marketing of debt securities of that series;

•	whether the debt securities of the series shall be issued in whole or in part in the form of a global security or securities; the terms and conditions, if any, upon which such global security or securities may be exchanged in whole or in part for other individual securities; and the depositary for such global security or securities;

•	if applicable, the provisions relating to conversion or exchange of any debt securities of the series and the terms and conditions upon which such debt securities will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at our option or the holders’ option) conversion or exchange features, the applicable conversion or exchange period and the manner of settlement for any conversion or exchange;

•	if other than the full principal amount thereof, the portion of the principal amount of debt securities of the series which shall be payable upon declaration of acceleration of the maturity thereof;

•	additions to or changes in the covenants applicable to the particular debt securities being issued, including, among others, the consolidation, merger or sale covenant;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium, if any, and interest, if any, with respect to such securities to be due and payable;

•	additions to or changes in or deletions of the provisions relating to covenant defeasance and legal defeasance;

•	additions to or changes in the provisions relating to satisfaction and discharge of the indenture;

•	additions to or changes in the provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars;

•	whether interest will be payable in cash or additional debt securities at our or the holders’ option and the terms and conditions upon which the election may be made;

•	the terms and conditions, if any, upon which we will pay amounts in addition to the stated interest, premium, if any and principal amounts of the debt securities of the series to any holder that is not a “United States person” for federal tax purposes;

•	any restrictions on transfer, sale or assignment of the debt securities of the series; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, any other additions or changes in the provisions of the indenture, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to settlement upon conversion or exchange and whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indenture will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of our assets as an entirety or substantially as an entirety. However, any successor to or acquirer of such assets (other than a subsidiary of ours) must assume all of our obligations under the indenture or the debt securities, as appropriate.

Events of Default under the Indenture

Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indenture with respect to any series of debt securities that we may issue:

•	if we fail to pay any installment of interest on any series of debt securities, as and when the same shall become due and payable, and such default continues for a period of 90 days; provided, however, that a valid extension of an interest payment period by us in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of interest for this purpose;

•	if we fail to pay the principal of, or premium, if any, on any series of debt securities as and when the same shall become due and payable whether at maturity, upon redemption, by declaration or otherwise, or in any payment required by any sinking or analogous fund established with respect to such series; provided, however, that a valid extension of the maturity of such debt securities in accordance with the terms of any indenture supplemental thereto shall not constitute a default in the payment of principal or premium, if any;

•	if we fail to observe or perform any other covenant or agreement contained in the debt securities or the indenture, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive written notice of such failure, requiring the same to be remedied and stating that such is a notice of default thereunder, from the trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indenture, if an event of default under an indenture shall occur and be continuing, the trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will have the right to institute a proceeding under the indenture or to appoint a receiver or trustee, or to seek other remedies only if:

•	the holder has given written notice to the trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request,

•	such holders have offered to the trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred by the trustee in compliance with the request; and

•	the trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the trustee regarding our compliance with specified covenants in the indenture.

Modification of Indenture; Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters:

•	to cure any ambiguity, defect or inconsistency in the indenture or in the debt securities of any series;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities;

•	to add to our covenants, restrictions, conditions or provisions such new covenants, restrictions, conditions or provisions for the benefit of the holders of all or any series of debt securities, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default or to surrender any right or power conferred upon us in the indenture;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to make any change that does not adversely affect the interests of any holder of debt securities of any series in any material respect;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided above under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment under any indenture by a successor trustee; or

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act.

In addition, under the indenture, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of any debt securities of any series;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any series of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:

•	provide for payment;

•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	pay principal of and premium and interest on any debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the trustee;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indenture provides that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in the applicable prospectus supplement with respect to that series. To the extent the debt securities of a series are issued in global form and as book-entry, a description of terms relating to any book-entry securities will be set forth in the applicable prospectus supplement.

At the option of the holder, subject to the terms of the indenture and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indenture and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Trustee

The trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the trustee is under no obligation to exercise any of the powers given it by the indenture at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indenture and the debt securities will be governed by and construed in accordance with the internal laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Description of Warrants

We may issue warrants for the purchase of common stock, preferred stock and/or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and/or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.

Warrants issued under this prospectus may be issued under warrant agreements which we will enter into with a warrant agent to be selected by us. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements. The warrant agent will act solely as an agent of ours in connection with the warrants and will not act as an agent for the holders or beneficial owners of the warrants.

The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements or free writing prospectus related to the warrants that we sell under this prospectus, as well as the complete warrant agreements that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including, to the extent applicable:

•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of material United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant or warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent, if applicable, in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of any warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to any warrant agent.

Upon receipt of the required payment and any warrant certificate properly completed and duly executed at the corporate trust office of any warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by a warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of any related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Legal Ownership of Securities

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depositary or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

The rights of an indirect holder relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

If securities are issued only in the form of a global security, an investor should be aware of the following:

•	an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

•	an investor will be an indirect holder and must look to his or her own bank, broker or other financial institution for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

•	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

•	an investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

•	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security;

•	we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security, nor do we or any applicable trustee supervise the depositary in any way;

•	the depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your bank, broker or other financial institution may require you to do so as well; and

•	financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When a Global Security Will Be Terminated

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks, brokers or other financial institutions to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.

Unless we provide otherwise in the applicable prospectus supplement, the global security will terminate when the following special situations occur:

•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the applicable prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

Plan of Distribution

We may sell our securities covered by this prospectus in any of three ways (or in any combination):

•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

We may distribute the securities:

•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:

•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.

Any underwriters who are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock, preferred stock, warrants and debt securities, as applicable, on the NASDAQ Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.

Legal Matters

The validity of the securities being offered hereby will be passed upon for us by Cooley LLP, Palo Alto, California.

Experts

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of our internal control over financial reporting as of December 31, 2013, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at (800) SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov.

Incorporation of Certain Information by Reference

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings (including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to the effectiveness of such registration statement) we will make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act until the termination of the offering of the shares covered by this prospectus (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K):

•	our annual report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 12, 2014, including the information specifically incorporated by reference therein from our definitive proxy statement on Schedule 14A, filed on April 11, 2014;

•	our quarterly reports on Form 10-Q and 10-Q/A for the fiscal quarter ended March 31, 2014 filed with the SEC on May 7, 2014 and August 7, 2014, respectively, and our quarterly reports on Form 10-Q for the fiscal quarters ended June 30, 2014 and September 30, 2014, filed with the SEC on August 7, 2014 and November 6, 2014, respectively;

•	our current reports on Form 8-K, filed with the SEC on January 8, 2014, March 5, 2014, May 16, 2014, May 28, 2014, June 12, 2014, August 7, 2014, December 9, 2014 and January 12, 2015; and

•	the description of our capital stock included under the caption “Description of Capital Stock” in the prospectus dated December 16, 2011, which was filed on December 19, 2011, and is part of our registration statement on Form S-4/A filed on December 13, 2011 (registration no. 333-177165), including any amendment or report for the purpose of updating such description.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

XOMA Corporation

2910 Seventh Street

Berkeley, California 94710

(510) 204-7200

Attn: Chief Financial Officer

This prospectus is part of a registration statement we filed with the SEC. That registration statement and the exhibits filed along with the registration statement contain more information about us and the shares in this offering. Because information about documents referred to in this prospectus is not always complete, you should read the full documents which are filed as exhibits to the registration statement. You may read and copy the full registration statement and its exhibits at the SEC’s public reference rooms or its website.

$25,000,000

Series X Preferred Stock

Common stock

PROSPECTUS SUPPLEMENT

February 10, 2017